Exhibit 99.3

THE CHEESECAKE FACTORY INCORPORATED

EXECUTIVE SAVINGS PLAN

As Amended and Restated

July 23, 2008

THE CHEESECAKE FACTORY INCORPORATED
EXECUTIVE SAVINGS PLAN

A.  Recitals

1.             The Cheesecake Factory Incorporated, a Delaware corporation (“Company”) established an unfunded deferred compensation plan, entitled “The Cheesecake Factory Executive Savings Plan”, effective October 1, 1999 (the “1999 Plan”), to provide supplemental retirement income benefits for a select group of management who are considered highly compensated employees, through deferrals of salary and bonuses, and through discretionary Company contributions. The 1999 Plan also provided for deferral of director fees by non-employee members of the Board of Directors of the Company. The 1999 Plan was amended by a First Amendment, effective December 1, 2000; a Second Amendment, effective October 1, 2001; a Third Amendment, effective January 1, 2003; a Fourth Amendment, effective October 1, 2004; and a Fifth Amendment, effective January 1, 2005 (the 1999 Plan, as amended by the First, Second, Third, and Fourth Amendments is hereafter called the “Original Plan”).

2.             The Company now desires to amend and restate the Original Plan by this Amended and Restated The Cheesecake Factory Executive Savings Plan (the “Plan”) entered into as of the date set forth opposite the Company’s signature below. It is the Company’s intent that the Plan satisfy the requirements of, and shall be implemented, administered and interpreted in a manner consistent with Section 409A of the Internal Revenue Code.

3.             It is the Company’s intent that the provisions of the Original Plan in effect prior to January 1, 2005, as amended and restated in Exhibit A attached hereto and incorporated herein, shall continue to apply only to elective deferrals and Company contributions contributed and vested on or before December 31, 2004 (“Plan A”) and that the provisions of the Plan, as set forth in Exhibit B attached hereto and incorporated herein, shall apply only to any elective deferrals and Company contributions contributed or vested on or after January 1, 2005 (“Plan B”).

NOW, THEREFORE, The Cheesecake Factory Incorporated hereby amends and restates in its entirety the Original Plan, the terms of which are hereinafter set forth.

B.  Amendment

The Original Plan is hereby amended and restated as follows:

1. Plan A shall apply with respect to only elective deferrals and Company contributions contributed and vested on or before December 31, 2004.

2. Plan B shall apply with respect to only elective deferrals and Company contributions contributed or vested on or after January 1, 2005.

C.  Miscellaneous

The purpose of entering into this Plan is to conform the Original Plan to the requirements of Section 409A of the Internal Revenue Code.  Except to the extent specifically provided in any separate written agreement between the Participant and the Company, each Participant (as defined in Plan A and Plan B) is solely responsible for any taxes (and related penalties and interest) imposed on the Participant with respect to the Plan or any agreement associated with the Plan (such as income, golden parachute or taxes under Section 409A of the Internal Revenue Code).  Neither the Company nor anyone else shall have any obligation to pay or hold the Participant harmless from such taxes.  The Plan and all associated documents are nevertheless intended to comply with Internal Revenue Code Section 409A.  The Committee shall have complete discretion to interpret and construe those documents in any manner that establishes an exemption from or otherwise complies with Internal Revenue Code Section 409A.  If, due to errors in drafting, any provision in such documents does not accurately reflect its intended meaning or purpose (including that the Plan be exempt or compliant with Section 409A of the Internal Revenue Code), as demonstrated by consistent interpretations or other evidence of intent, or as determined by the Committee (as defined below) in its sole and absolute discretion, the provision shall be considered ambiguous and shall be interpreted by the Committee in a fashion consistent with its intent, as determined in the sole and absolute discretion of the Committee.  Anything in or omitted from this document that would cause a violation of Section 409A of the Internal Revenue Code shall be disregarded or, in the case of an omission, be taken into account.

This Amended and Restated The Cheesecake Factory Executive Savings Plan is entered into as of the date set forth opposite the Company’s signature below.

Date: July 23, 2008	The Cheesecake Factory Incorporated

By:
David Overton

Its:

Chief Executive Officer

EXHBIT A

Plan A

The Cheesecake Factory Incorporated Executive Savings Plan-Plan A - Applicable only to elective deferrals and Company Contribution Amounts (as defined in Plan A below) contributed and vested on or before December 31, 2004.

THE CHEESECAKE FACTORY INCORPORATED

EXECUTIVE SAVINGS PLAN-PLAN A

[THIS AMENDED AND RESTATED PLAN SETS FOR THE TERMS AND CONDITIONS OF THE ORIGINAL PLAN AS OF DECEMBER 31, 2004 AND CONSTITUTES THE CHEESECAKE FACTORY INCORPORATED EXECUTIVE SAVINGS PLAN-PLAN A]

The Cheesecake Factory Incorporated desires to establish an unfunded deferred compensation plan entitled, Executive Savings Plan, effective as of October 1, 1999, which provides supplemental retirement income benefits for a select group of management who are considered highly compensated employees through deferrals of salary and bonuses, and through discretionary company contributions under such plan.

NOW, THEREFORE, The Cheesecake Factory Incorporated hereby adopts and establishes The Cheesecake Factory Incorporated Executive Savings Plan, the terms of which are hereinafter set forth, Applicable only to elective deferrals and Company Contribution Amounts (as defined in Plan A below) contributed and vested on or before December 31, 2004.

Article I

TITLE AND DEFINITIONS

1.1           Title.

The name of this plan is The Cheesecake Factory Incorporated Executive Savings Plan A.

1.2           Definitions.

Whenever the following words and phrases are used in this Plan A, with the first letter capitalized, they shall have the meanings specified below.

(a)           Account or Accounts shall mean a Participant’s Deferral Account and/or Company Contribution Account.

(b)           Beneficiary or Beneficiaries shall mean the person or persons, including a trustee, personal representative or other fiduciary, last designated in writing by a Participant in accordance with procedures established by the Committee to receive the benefits specified hereunder in the event of the Participant’s death. No beneficiary designation shall become effective until it is filed with the Committee. If there is no Beneficiary designation in effect, or if there is no surviving designated Beneficiary, then the Participant’s surviving spouse shall be the Beneficiary. If there is no surviving spouse to receive any benefits payable in accordance with the preceding sentence, the duly appointed and currently acting personal representative of the Participant’s estate shall be the Beneficiary. In any case where there is no such personal representative of the Participant’s estate duly appointed and acting in that capacity within 90 days after the Participant’s death (or such extended period as the Committee determines is reasonably necessary to allow such personal representative to be appointed, but not to exceed 180 days after the Participant’s death), then the Beneficiary or Beneficiaries shall be the person or persons who can verify by affidavit or court order to the satisfaction of the Committee that such person or persons are legally entitled to receive the benefits specified hereunder. In the event any amount is payable under the Plan A to a minor, payment shall not be made to the minor, but instead be paid (1) to that person’s living parent(s) to act as custodian, (2) if that person’s parents are then divorced, and one parent is the sole custodial parent, to such custodial parent, or (3) if no parent of that person is then living, to a custodian selected by the Committee to hold the funds for the minor under the Uniform Transfers or Gifts to Minors Act in effect in the jurisdiction in which the minor resides. If no parent is living and the Committee decides not to select another custodian to hold the funds for the minor, then payment shall be made to the duly appointed and currently acting guardian of the estate for the minor or, if no guardian of the estate for the minor is duly appointed and currently acting within 60 days after the date the amount becomes payable, payment shall be deposited with the court having jurisdiction over the estate of the minor.

(c)           Board of Directors or Board shall mean the Board of Directors of The Cheesecake Factory Incorporated.

(d)           Bonus shall mean any cash incentive or other compensation, which is awarded by a Company in its discretion to a Participant as remuneration in addition to the Participant’s Salary. Bonus for purposes of the Plan A shall be determined without regard to any reductions (1) for any salary deferral contributions to a plan qualified under Section 125 or Section 401(k) of the Code or (2) pursuant to any deferral election in accordance with Article III of the Plan A.

(e)           Code shall mean the Internal Revenue Code of 1986~ as amended.

(f)            Committee or Administrative Committee refers to the officers or employees of the Company who act on behalf of the Company in discharging the Company’s duties as the Plan Administrator.  Notwithstanding any other provision of the Plan A document, any member of the Committee or any other officer or employee of the Company who exercises discretion or authority on behalf of the Company shall not be a fiduciary of the Plan A merely by virtue of his or her exercise of such discretion or authority.  The Company shall identify the Company officers or employees who shall serve as members of the Committee.  Absent a designation to the contrary, the President shall act on behalf of the Company and the Committee.  Because this Plan A is a top hat arrangement, the Committee shall not be subject to the duties imposed by the provisions of Part 4 of Title I of ERISA.

(g)           Company shall mean (1) The Cheesecake Factory Incorporated and (2) any corporation, partnership, limited liability company or other entity which has a business or other relationship with The Cheesecake Factory Incorporated and which, with the approval of the Committee, has elected to participate in the Plan A.

(h)           Company Contribution Amount shall mean an amount awarded by a Company pursuant to Section 3.2.

(i)            Disability means any medically determinable physical or mental impairment which, on the basis of competent medical opinion, may be expected to result in death or to be of long, continued and indefinite duration, and which renders the individual incapable of performing his or her duties for the Company which last employed such individual.

(j)            Eligible Employee shall mean a member of the Board of Directors, an employee of the Company who earns an annual base salary in excess of the Highly Compensated Employees definition in code Sec. 414(Q), as amended from time to time by the IRS, including with respect to cost-of-living adjustments (for 2003 this amount is defined to be $90,000), or who is a member of a select group of management or highly compensated employees of that Company and eligible to participate in the Plan A by decision of the Committee, and all General Managers and Executive Kitchen managers of full-service restaurants, regardless of base salary.  Once an employee becomes an Eligible Employee, such employee remains an Eligible Employee regardless if their base salary fails to meet the minimum base salary in any Plan Year.  Employees may not elect to participate in the Plan A while currently enrolled in the Company’s 401(k) Plan.

(k)           Initial Election Period for an Eligible Employee shall mean the latest of (1) September 24, 1999, or (2) the period ending thirty (30) days after such employee first becomes an Eligible Employee.

(l)            Interest Rate shall mean, for each Investment Alternative, an amount equal to the net rate of gain or loss or appreciation or depreciation on the assets of such Investment Alternative.

(m)          Investment Alternative shall mean an investment alternative selected by the Committee pursuant to Section 3.2(b).

(n)           The Cheesecake Factory Incorporated shall mean The Cheesecake Factory Incorporated and any successor corporations.

(o)           Open Enrollment Period for an Eligible Employee shall mean the period commencing November 1 and ending November 30 of each Plan Year after the first Plan Year.

(p)           Participant shall mean any Eligible Employee who becomes a Participant in accordance with Section 2.1.

(q)           Payment Eligibility Date shall mean, with respect to a Participant, the first day of the first calendar quarter following the Participant’s termination of employment with the Company.

(r)            Retirement Age shall mean attainment of age 60 years.

(s)           Plan A shall mean The Cheesecake Factory Incorporated Executive Savings Plan A set forth herein, now in effect or as amended from time to time.

(t)                                    Plan Year shall mean the 12 consecutive month period beginning on January 1, provided, however, that the first Plan Year shall be a short year beginning on October 1, 1999, and ending on December 31, 1999.

(u)                                 Salary shall mean the Participant’s director s fees or base salary paid by the Company. Salary for purposes of the Plan A shall be determined without regard to any reduction (1) for any salary deferral contributions to a plan qualified under Section 125 or Section 401(k) of the Code or (2) pursuant to any deferral election in accordance with Article III of the Plan A.

(v)                                 Trust shall mean the trust referred to in Section 6.7 of the Plan A.

(w)                               Trustee shall mean the trustee of the Trust.

(x)                                   Year of Service shall mean, with respect to a Participant, a period of twelve consecutive months (including months prior to the time he or she was a Participant) during which he or she was employed by the Company. For purposes of the preceding sentence, a Participant shall be considered as employed by the Company during a leave of absence, but only if that leave of absence is due to short-term disability or is approved by the Company.   Year of Service Condition shall occur when a Participant has 15 years of service with the Company.

(y)                                 Year of Vesting Credit shall mean, with respect to any Company Contribution Amount for a Participant for a Plan Year (as adjusted by the rate of gain or loss or appreciation or depreciation with regard to such amount), a period of twelve consecutive months commencing during or after such Plan Year as to the amount of any Company Contribution amount for such Plan Year and during which the Participant was employed by the Company; provided, however that for any Eligible Employee who became a Participant during the first Plan Year, the first Year of Vesting Credit shall commence as of October 1, 1999 and continue until December 31, 1999. For purposes of the preceding sentence, a Participant shall be considered as employed by the Company during a leave of absence, but only if that leave of absence is due to short-term disability or is approved by that Company.

Article II

PARTICIPATION

2.1           Participation.

The Committee shall notify all Eligible Employees of their eligibility on or before October 31 of each year for the next Plan Year.  Provided, however if an employee becomes an Eligible Employee prior to October 31 of any Plan Year, the committee shall use reasonable efforts to notify such employee within thirty (30) days after such employee becomes an Eligible Employee.  An Eligible Employee shall become a Participant in the Plan A by (1) electing to defer a portion of his or her Salary and/or Bonus in accordance with Section 3.1, or (2) being awarded a Company Contribution Amount in accordance with Section 3.2.  An eligible employee or director must complete all election forms including the insurance application.  Participants may be required to undergo medical underwriting. Notwithstanding any provision to the contrary herein, if in the reasonable opinion of the Company’s legal counsel, or if it is determined by a judicial or administrative decision, that a Plan Participant is not an Eligible Employee or his/her status changes such that a former Eligible Employee is no longer an Eligible Employee, such individual shall cease to be a Participant, and the vested amount in his/her Accounts shall be distributed in a lump sum as soon as practicable after such determination is made or opinion is rendered.

Article III

DEFERRAL ELECTIONS AND COMPANY CONTRIBUTIONS

3.1           Elections to Defer Salary and/or Bonus.

(a)           Initial Election Period and Open Enrollment Period. Subject to Section 2.1, each Eligible Employee may elect to defer Salary and/or Bonus by filing with the Committee an election that conforms to the requirements of this Section 3.1, on a form provided by the Committee, no later than the last day of his or her Initial Election Period.  If the compensation deferred is subject to federal or state employment taxes, said taxes shall be withheld and deducted from a portion of the employee’s compensation not deferred under the Plan A.  For all subsequent Plan Years, such employee may elect to defer Salary and/or Bonus by filing with the committee an election that conforms to the requirements of Section 3.1 during the Open Enrollment Period.

(b)           General Rule. The amount of Salary and/or Bonus, which an Eligible Employee may elect to defer, is as follows:

(1)     Any whole-number percentage of Salary from 1% up to 25%; and/or

(2)     Any whole-number percentage of Bonus or Director’s Fees from 1% up to 100%

(3)     No deferral election shall reduce a Participant s compensation below the amount necessary to satisfy the following obligations:

(A)                      Applicable employment taxes (e.g., FICA/Medicare) on amounts deferred.

(B)                        Benefit Plan withholding requirements.

(C)                        Income tax withholding for compensation that cannot be deferred.

(c)                                  Intentionally deleted.

(d)                                 Effect of Initial Election.  An election to defer Salary and/or Bonus during an Initial Election Period shall be effective with respect to Salary earned during the first pay period beginning after the end of the Initial Election Period. Notwithstanding anything in of this Section 3.1 to the contrary, for the first Plan Year only, an Eligible Employee may elect, no later than the end of the Initial Election Period to defer any Bonus which is subsequently awarded in the discretion of the Company for services performed during the first Plan Year. All elections must be entered into prior to the time the compensation is earned and accrued.

(e)                                  Duration of Salary Deferral Election.  Any Salary deferral election made under subsection (a) or subsection (g) of this Section 3.1 shall remain in effect, notwithstanding any change in the Participant’s Salary, until changed or terminated in accordance with the terms of this subsection (e). Deferral elections, once made, are irrevocable for a plan year.  Subject to the limitations of Section 3.1(b), a Participant may increase, decrease or terminate his or her Salary deferral election for subsequent Plan Year(s), effective for Salary earned during pay periods beginning after any January 1, by filing a new election, in accordance with the terms of this Section 3.1, with the Committee during the Open Enrollment Period.  Deferral amounts shall be credited within five (5) business days after the deferred amount is withheld.

(f)            Duration of Bonus Deferral Election.  Any Bonus deferral election made under paragraph (a) or paragraph (g) of this Section 3.1 shall be irrevocable and, except as provided in paragraph (a), shall apply only to the Bonus payable with respect to services performed during the Plan Year for which the election is made. For each subsequent Plan Year, an Eligible Employee may make a new election, subject to the limitations set forth in this Section 3. 1, to defer a percentage of his or her Bonus. Such election shall be on a form provided by the Committee and shall be made during the Open Enrollment Period preceding the Plan Year for which the election is to apply.

(g)           Elections Other Than Elections During the Initial Election Period. Subject to the minimum deferral requirement of paragraph (c) above, any Eligible Employee who fails to elect to defer Salary or Bonus during his or her Initial Election Period may subsequently elect to do so, and any Eligible Employee who has terminated or changed a prior Salary or Bonus deferral election may elect to do so again for any Plan Year, by filing an election, on a form provided by the Committee, to defer Salary and/or Bonus as described in subsection (b) above during the Open Enrollment Period.  Except as provided in subsection (d) above an election to defer Salary and/or Bonus must be filed between the period of November 1 through November 30 and will be effective for Salary earned during pay periods beginning after the following January 1 and the Bonus paid beginning on the following January 1 with respect to services performed in said Plan Year.

3.2                                 Company Contribution Amounts.

The Company may award to any Eligible Employee or Eligible Employees an additional percentage or amount of his or her Salary or Bonus. The determination of whether, and what percentage or amount, to so award for a Plan Year shall be determined by the Company.  As of the date of the Fourth Amendment to the Plan A, the Company has elected to make a Company contribution to all Eligible Employees equal to twenty five percent (25%) of the first four percent (4%) of Salary and/or Bonus deferred; provided, however, such election may be changed or withdrawn at any time, in the Company’s sole discretion.

3.3                                 Investment Elections.

(a)                                  For each Plan Year, the Participant shall select the amount of deferrals of Salary and/or Bonus and designate the Investment Alternatives in which amounts credited to the Participant’s Account with respect to such Plan Year will be deemed to be invested for purposes of determining the amount of earnings to be credited to the Participant’s Accounts. The Investment Alternatives from which the Participant shall make such designation shall be selected by the Committee. The designation shall be made on a form provided to the Participant by the Committee. The Committee may from time to time eliminate or add new Investment Alternatives and shall communicate any elimination or additions to Participants.

In making the designation pursuant to this Section 3.3, the Participant may specify that all or any multiple of the aggregate of amounts deferred and Company Contribution Amounts (in a whole-number percentage of at least 1%) be deemed to be invested in an Investment Alternative. Effective as of the end of any calendar month, a Participant may change the designation made under this Section 3.3 by filing an election, on a form provided by the Committee, at least five (5) days prior to the end of such month.  Any change of designation shall specify that all or any multiple of the aggregate amounts covered by the designation being changed (in a whole-number percentage if at least one percent (1%)) are deemed to be invested in another Investment Alternative. If a Participant fails to elect an Investment Alternative under this Section 3.3, he or she shall be deemed to have elected an Investment Alternative designated by the Committee on the Investment Alternative designation form provided to the Participant. The Committee may adopt such further rules applicable to a Participant’s designation or change of designation of Investment Alternatives.

(b)                                 The Committee may, but is not required to, direct the Trustee to invest amounts credited to the Participant’s Accounts in accordance with the Investment Alternative designations of the Participant.  The Company may invest assets allocable to the Participant s Accounts in any manner, in any amount and for any period of time which the Company in its sole discretion may select; but the Company must credit or charge the Participant s Accounts with the same earnings, gains or losses that the Participant would have incurred if the Company had invested the assets allocable to the Participant’s Accounts in the specific investments, in the specific amounts and for the specific periods directed by the Participant.

3.2                                                                                 (c)                                  The Participant understands and agrees that he or she assumes all risk in connection with any decrease in the value of the compensation deferred under the Plan A and invested with these investment elections.

Article IV

ACCOUNTS

4.1                                 Deferral Account.

The Committee shall establish and maintain a Deferral Account for each Participant under the Plan A. Each Participant’s Deferral Account shall be further divided into separate subaccounts (“Fund Subaccounts”), each of which corresponds to Plan Year(s) and Investment Alternative elected by the Participant pursuant to Section 3.3(a). A Participant’s Deferral Account shall be credited as follows:

(a)                                  On or before 5 business days after a pay period, (or as soon thereafter as is administratively feasible) the Committee shall credit the Fund Subaccounts of the Participant’s Deferral Account with an amount equal to Salary deferred by the Participant during each pay period in accordance with the Participant’s election under Section 3.3(a); that is, the portion of the Participant’s deferred Salary that the Participant has elected to be deemed to be invested in a certain type of fund shall be credited to the Fund Subaccount corresponding to that Investment Alternative;

(b)                                 As of the last day of the month (or as soon thereafter as is administratively feasible) coincident with or next following the date on which the Bonus or partial Bonus would have been paid, the Committee shall credit the Fund Subaccounts of the Participant’s Deferral Account with an amount equal to the portion of the Bonus deferred by the Participant’s election under Section 3.3(a); that is, the portion of the Participant’s deferred Bonus that the Participant has elected to be deemed to be invested in a particular Investment Alternative shall be credited to the Fund Subaccount corresponding to that Investment Alternative; and

(c)                                  As of the last day of each month (or such additional day or days as the Committee may direct) (“Valuation Date”) each Fund Subaccount of a Participant’s Deferral Account shall be credited with earnings or losses or appreciation or depreciation in an amount equal to that determined by multiplying the balance credited to such Fund Subaccount as of the previous Valuation Date by the Interest Rate for the Investment Alternative selected by the Participant pursuant to Section 3.3(a).

4.2                                 Company Contribution Account.

The Committee shall establish and maintain a Company Contribution Account for each Participant under the Plan A. Each Participant’s Company Contribution Account shall be further divided into separate Fund Subaccounts, each of which corresponds, to an Investment Alternative elected by the Participant pursuant to Section 3.3(a).

A Participant’s Company Contribution Account shall be credited as follows:

(a)                                  The Committee shall credit the Fund Subaccounts of the Participant’s Company Contribution Account with an amount equal to the Company Contribution Amount, if any, applicable to that Participant pursuant to Section 3.3(a) prorata, concurrently with the crediting of salary deferrals; that is, a prorata share of the portion of the Company Contribution Amount, if any, which the Participant elected to be deemed to be invested in a certain type of Investment Alternative shall be credited to the corresponding Fund Subaccount as and when salary deferral is credited; and

(b)                                 As of each Valuation Date, each Fund Subaccount of a Participant’s Company Contribution Account shall be credited with earnings or losses or appreciation or depreciation in an amount equal to that determined by multiplying the balance credited to such Fund Subaccount as of the previous Valuation Date by the Interest Rate for the corresponding Investment Alternative selected by the Participant pursuant to Section 3.3(a).

Article V

VESTING

5.1                                 Deferral Account.

Subject to Sections 6.4 and 6.6, a Participant’s Deferral Account shall be 100% vested at all times.

5.2                                 Company Contribution Account.

Subject to Section 6.6,

(a)                                  A Company Contribution Amount awarded to a Participant for a Plan Year (as adjusted for the net rate of gain or loss or appreciation with respect to such Amount) shall vest, on a monthly basis based upon the date that a Participant s Deferral Account is credited, and become non-forfeitable as follows:

Years of Vesting Credit	Percentage Vested
Less than 1	0
1	0
2	25%
3	50%
4	75%
5	100%

(b)                                 After the second Plan Year, the Committee, in its discretion, may award a Participant a greater or lesser vesting schedule in his or her Company Contribution Account than is provided for under subsection (a).

Article VI

DISTRIBUTIONS

6.1                                 Distribution of Deferred Compensation.

(a)                                  In the case of a Participant whose employment with the Company is terminated as the result of Disability  or after the attainment of Retirement Age, or after satisfaction of the Year of Service condition, the vested portion of his or her Accounts shall be paid to the Participant in the form of substantially equal quarterly installments over 5, 10 or 15 years beginning on his or her Payment Eligibility Date (or as soon thereafter as is administratively feasible), as designated by such Participant in his/her deferral election. A Participant described in the preceding sentence may change his/her deferral election and select one of the following optional forms of distribution provided that his or her change in election is filed with the Committee at least one year prior to his or her Payment Eligibility Date:

(1)                                  a cash lump sum payable on the Participant’s Payment Eligibility Date (or as soon thereafter as is administratively feasible), or

(2)                                  substantially equal quarterly installments over 5, 10 or 15 years beginning on the Participant s Payment Eligibility Date (or as soon thereafter as is administratively feasible).

Notwithstanding this subsection, if the value of the vested portion of the Participant’s Accounts as of the most recent Valuation Date prior to the Payment Eligibility Date is $50,000 or less, then such vested portion shall automatically be distributed in the form of a cash lump sum on the Participant’s Payment Eligibility Date (or as soon thereafter as is administratively feasible) regardless of the Participant’s election. The Participant’s Accounts shall continue to be credited with earnings pursuant to Section 4.1 of the Plan A until all vested amounts credited to his or her Accounts under the Plan A have been distributed. For all purposes under this Plan A, a Participant shall not be considered terminated from employment if the Participant remains employed by another Company or by a member of a Company’s controlled group of corporations (within the meaning of Section 414(b) of the Code but by substituting  more than 50 percent  for  at least 80 percent  each place it appears in such section, Section 1 563(a) of the Code and the regulations under either such section) or by a member of a group of trades or businesses which are under common control (within the meaning of Section 414(c) of the Code but by substituting  more than 50 percent  for  at least 80 percent  each place it appears in such section, Section 1 563(a) of the Code and the regulations under either such section) which includes the Company which last employed the Participant. However, if the Participant is employed by an entity which is a member of a group described in the preceding sentence and such entity ceases to be a member of such group as a result of a sale or other reorganization, such sale or other reorganization shall be treated as termination of employment unless immediately following such event and without any break in employment the Participant is employed by a Company or another entity which is a member of a group described in the preceding sentence which includes a Company and such entity assumes liability for the payment of benefits of the Participant.

(b)                                 In the case of a Participant who terminates employment prior to Retirement Age and prior to satisfaction of the Years of Service condition (and for reasons other than Disability or death), the vested portion of the Participant’s Accounts shall be paid to the Participant in the form of a cash lump sum payment, less applicable employment taxes and withholdings, on or before the later of thirty (30) days after the date of termination of employment or the last day of the calendar quarter in which the date of termination occurs.

(c)                                  If a Participant dies, either before or after terminating employment, and regardless whether or not such Participant is receiving installment payments of his or her Accounts at the date of death, the vested balance of such Participant’s Accounts will be distributed to the Participant’s Beneficiary in a lump sum; provided, however, if the remaining vested Account balances at the date of death exceed $50,000, in the aggregate, then the Participant’s beneficiary may petition the Committee, within sixty (60) days of the date of death and prior to the lump sum distribution from such Account(s), to receive the vested balance of  the deceased Participant’s account(s) in quarterly installments, over five (5), ten (10), or fifteen (15) years. The Committee, in its sole discretion, may grant or deny such request.

(d)                                 A Participant whose employment with a Company has not been terminated may change his or her form of payment applicable to the portion of the amounts credited to his or her Accounts attributable to one or more Plan Years to one of the payment forms permitted by the Plan A and, in the case of any scheduled early distributions elected pursuant to Section 6.5, may defer the scheduled distribution dates in accordance with Section 6.5.

6.2                                 Forfeitures.

When a Participant terminates employment with the Company for any reason, the portion of the Participant’s Company Contribution Account, which is not vested, shall be forfeited, and the Company shall have no obligation to the Participant (or his or her Beneficiary) with respect to such forfeited amount. Such forfeited amounts shall be held in a suspense account until returned to the Company, in accordance with the decision of the Committee.

6.3                                 Unforeseeable Emergency Withdrawals.

(a)                                  The Committee may, pursuant to rules adopted by it and applied in a uniform manner, accelerate the date of distribution of all or any portion of the vested portion of a Participant’s Deferral Account balance because of an unforeseeable emergency. An unforeseeable emergency means a severe financial hardship resulting from (1) a sudden and unexpected illness or accident of the Participant or his or her dependent (as defined in Section 152(a) of the Code); (2) loss of the Participant’s property due to casualty; or (3) any other similar extraordinary and unforeseeable circumstances arising out of an event beyond the control of the Participant.

(b)                                 Payment under this Section 6.3 may be made only to the extent reasonably needed to satisfy the emergency need, and may not be made to the extent such hardship is or may be relieved: (1) through reimbursement or compensation by insurance or otherwise; (2) by liquidation of the Participant’s assets to the extent that the liquidation of such assets would not itself cause severe financial hardship or (3) by cessation of deferrals of Salary and/or Bonus under the Plan A.

(c)                                  Distribution pursuant to this Section 6.3 of less than the Participant’s entire Deferral Account balance shall be made pro rata from the Fund Subaccounts of his or her Deferral Account according to the balances in such Fund Subaccounts. Subject to the foregoing, payment of any amount with respect to which a Participant has filed a request under this Section 6.3 shall be made as soon as is administratively feasible after approval of such request by the Committee.

(d)                                 If a Participant receives a hardship withdrawal under this Section 6.3, the Participant will be ineligible to defer any Salary or Bonus for the balance of the Plan Year in which the hardship withdrawal occurs and will not receive an award of any Company Contribution Amount for that Plan Year.

6.4                                 Unscheduled Early Distributions.

A Participant shall be permitted to elect to withdraw amounts from his or her Deferral Account prior to termination of employment with the Company ( Early Distributions ) subject to the following restrictions:

(a)                                  The election to take an Early Distribution of all or part of a Participant’s Deferral Account shall be made by filing a form provided by and filed with the Committee prior to the end of any calendar month.

(b)                                 The amount of the Early Distribution actually paid to the Participant shall in all cases equal 90% of the requested vested amount of the Early Distribution.

(c)                                  The amount described in subsection (b) above shall be paid in a single cash lump sum as soon as practicable after the end of the calendar month in which the Early Distribution election is made.

(d)                                 If a Participant receives an Early Distribution, 10% of the requested amount shall be permanently forfeited and the Company shall have no obligation to the Participant or his or her Beneficiary with respect to such forfeited amount. Such forfeited portion shall be disposed of in accordance with the second sentence of Section 6.2.

(e)                                  If a Participant receives an Early Distribution, the following rules will apply for the balance of the Plan Year and for the following Plan Year: (1) the Participant will be ineligible to defer any Salary or Bonus for any part of such Plan Years and (2) the Participant will not receive any award of any Company Contribution Amount.

(f)                                    A distribution pursuant to this Section 6.4 of less than the Participant’s entire Deferral Account balance shall be made pro rata from the Fund Subaccounts of his or her Deferral Account according to the balances in such Fund Subaccounts.

6.5                                 Scheduled Early Distributions.

A Participant may elect in accordance with this Section 6.5 to have a portion of his or her Deferral Account paid on a future date while still employed, provided the payment date is at least 2 years from the date that the election form applicable to such Plan Year is received by the Committee. This election shall apply to the Salary and/or Bonus deferred for the Plan Year specified by the Participant on his or her payment election for such Plan Year and the earnings credited thereto until the payment date. A Participant may elect a different payment date for the Salary and/or Bonus deferred for each Plan Year. In addition, payment dates elected pursuant to this Section 6.5 may be deferred by at least one year, by filing with the Committee written notice at least one year prior to the payment date to be deferred. A distribution may be postponed to a later date only twice.  However, the second postponement is subject to the Administrative Committee’s approval.  A distribution pursuant to this Section 6.5 of less than the Participant’s entire Deferral Account balance shall be made pro rata from the Fund Subaccounts according to the balances in such Fund Subaccounts. Distributions shall be made in quarterly installments over a 2, 3, 4 or 5 year period as designated by the Participant provided that the total amount to be distributed as of the first distribution date equals at least $25,000.  Otherwise, a lump sum distribution will be made on the first distribution date.  Notwithstanding the foregoing, if a Participant terminates employment with a Company for any reason prior to the date on which a payment is scheduled to be made pursuant to this Section 6.5, the Participant’s entire Deferral Account balance will be paid pursuant to the provisions of Section 6.1.

6.6                                 Inability to Locate Participant.

In the event a distribution of part or all of an Account is required to be made from the Plan A to an Employee, Participant, Inactive Participant or Beneficiary, and such person cannot be located, the relevant portion of the Account shall be forfeited to the Company unless otherwise required by law.   If the affected Employee, Participant, Inactive Participant or Beneficiary later contacts the Company, his or her portion of the Account shall be reinstated and distributed as soon as administratively feasible.  The Company shall reinstate the amount forfeited, and allocating it to the Account of the affected Employee, Participant, Inactive Participant or Beneficiary.  Prior to forfeiting any Account, the Company shall attempt to contact the Employee, Participant, Inactive Participant or Beneficiary by return receipt mail (or other carrier) at his or her last known address according to the Company s records, and, where practical, by letter-forwarding services offered through the Internal Revenue Service, or the Social Security Administration, or such other means as the Plan Administrator deems appropriate.

6.7                                 Suspension of Payments Upon Company’s Insolvency .

At all times during the continuance of any trust established in connection with this Plan A ( Trust ), if the Plan Administrator determines that the Company’s financial condition is likely to result in the suspension of benefit payments from the Trust, the Plan Administrator shall advise Participants, Inactive Participants and Beneficiaries that payments from the Trust shall be suspended during the Company’s insolvency.  If the Trustee subsequently resumes such payments, the Administrator shall advise Participants, Inactive Participants and Beneficiaries that, if Trust assets are sufficient, the first payment following such discontinuance shall include  the aggregate amount of all payments due to Participants, Inactive Participants and Beneficiaries under the terms of the Plan A for the period of such discontinuance, less the aggregate amount of any payments made directly by the Company during any period of discontinuance.  No insufficiency of Trust assets shall relieve the Company of its obligation to make payments when due under the Plan A.

6.8                                 Best Payments.

(a)                                  If the gross amount of any payment or benefit under this Plan A, either separately or in combination with any other payment or benefit payable by the Company or any other payment or benefit payable by the Company or any of its affiliates or pursuant to a plan of the Company or an affiliate, would constitute a parachute payment within the meaning of the Code Section 280G, then the total payments and benefits accrued and payable under this Plan A shall not exceed the amount necessary to maximize the amount receivable by the Employee after payment of all employment, income and excise taxes imposed on the Employee with respect to such payment or benefits.

(b)                                 The Employee may elect by written notice which items of compensation, if any, shall be reduced so as to meet the requirements of Section 6.8 above.  If there is a dispute between the Company and the Employee regarding (i) the extent, if any, to which any payments or benefits to the Employee are parachute payments or excess parachute payments, under Code Section 280G, or (ii) the base amount of such Employee’s Compensation under Code Section 280G, or (iii) the status of such Employee as a disqualified individual, under Code Section 280G, such dispute shall be resolved in the same manner as a claim for benefits under this Plan A.

(c)                                  Within sixty (60) days of a Change in Control or, if later, within thirty (30) days of the Employee’s receiving notice of termination of employment from the Company or the Company’s receiving notice of termination of employment from the Employee, either the Employee or the Company may request (i) a determination of the amount of any parachute payment, excess parachute payment, or base amount of compensation, or (ii) a determination of the reduction necessary to maximize the net receipts of the Employee as described in Section 6.8 above.  Any fees, costs or expenses incurred by the Employee in connection with such determinations shall be paid equally by the Employee and the Company.

6.9                                 Trust.

(a)                                  The Cheesecake Factory Incorporated shall establish the Trust, which may be used to pay for benefits arising under this Plan A.

(b)                                 The Committee shall direct the Trustee to pay for benefits of the Participant or his or her Beneficiary at the time and in the amount described in this Article VI. In the event the amounts held under the Trust which are attributable to contributions made by or on behalf of the Company are not sufficient to provide the full amount payable to the Participant or Beneficiary, the Company shall pay for the remainder of such amount at the time set forth in Article VI.

Article VII

ADMINISTRATION

7.1                                 Plan Administrator.

The Plan Administrator shall be the Company.  The Company may establish an Administrative Committee composed of any persons, including officers or employees of the Company, who act on behalf of the Company in discharging the duties of the Company in administering the Plan A.  No Administrative Committee member who is a full-time officer or employee of the Company shall receive compensation with respect to his or her service on the Administrative Committee.  Any member of the Administrative Committee may resign by delivering his or her written resignation to the Company.  The Chief Executive Officer of the Company may remove any Committee member by providing him or her with written notice of the removal.  Any member of the Administrative Committee who is a full time officer or employee of the Company shall automatically cease to be a member of the Administration Committee upon a Separation From Service. The Company shall be the  administrator  as defined in Section 3(16)(A) of ERISA for purposes of the reporting and disclosure requirements of ERISA and the Code.  The Chief Executive Officer of the Company (“CEO”) or related officer of the Company shall be the agent for service of process on the Plan A.

7.2                                 Committee Organization and Procedures.

(a)                                  The CEO or related officer of the Company may designate a chairperson from the members of the Administrative Committee.  The Administrative Committee may appoint a secretary, who may or may not be a member of the Administrative Committee.  The secretary shall have the primary responsibility for keeping a record of all meetings and acts of the Administrative Committee and shall have custody of all documents, the preservation of which shall be necessary or convenient to the efficient functioning of the Administrative Committee.  All reports required by law may be signed by the Chairperson or another member of the Administrative Committee, as designated by the Chairperson, on behalf of the Company.

(b)                                 The Administrative Committee shall act by a majority of its members in office and may adopt such rules and regulations, as it deems desirable for the conduct of its affairs.  If the Company, the Plan A, any Participant or Inactive participant is or becomes subject to any rules of the Securities and Exchange Commission or any national or regional securities exchange, the Company and the members of the Administrative Committee shall take any actions which are necessary or desirable for the maintenance, modification or operation of the Plan A in accordance with those rules.

7.3                                 Powers and Duties of the Committee.

The Committee, on behalf of the Participants and their Beneficiaries, shall enforce the Plan A in accordance with its terms, shall be charged with the general administration of the Plan A,

and shall have all powers necessary to accomplish its purposes, including, but not by way of limitation, the following:

(a)                                  To select Investment Alternatives in accordance with Section 3.3(b) hereof;

(b)                                 To construe and interpret the terms and provisions of this Plan A;

(c)                                  To compute and certify to the amount and kind of benefits payable to Participants and their Beneficiaries;

(d)                                 To maintain all records that may be necessary for the administration of the Plan A;

(e)                                  To provide for the disclosure of all information and the filing or provision of all reports and statements to Participants, Beneficiaries or governmental agencies as shall be required by law;

(f)                                    To make and publish such rules and procedures for the administration of the Plan A as are not inconsistent with the terms hereof;

(g)                                 To appoint a plan administrator or any other agent, and to delegate to such administrator or agent such powers and duties in connection with the administration of the Plan A as the Committee may from time to time prescribe;

(h)                                 To direct and instruct the Trustee to the extent The Cheesecake Factory Incorporated is authorized or required to do so under any document including with respect to investment of assets of the Trust;

(i)                                     To take all actions set forth in this Plan A document; and

(j)                                     Employ and engage such persons, counsel and agents and to obtain such administrative, clerical, medical, legal, audit and actuarial services as it may deem necessary in carrying out the provisions of the Plan A.

7.4                                 Construction and Interpretation.

The Committee shall have full discretion to construe and interpret the terms and provisions of this Plan A, which interpretation or construction shall be final and binding on all parties, including but not limited to the Company and any Participant or Beneficiary. The Committee shall administer such terms and provisions in a uniform and nondiscriminatory manner and in full accordance with any and all laws applicable to the Plan A.

7.5           Information.

To enable the Committee to perform its functions, the Company shall supply full and timely information to the Committee on all matters relating to the Salary and/or Bonus of all Participants, their death or other cause of termination of employment, and such other pertinent facts as the Committee may require.

7.6           Indemnification.

(a)           The members of the Committee shall serve without compensation for their services hereunder.

(b)           The Committee is authorized at the expense of the Company to employ such legal counsel and other agents, as it may deem advisable to assist in the performance of its duties hereunder. The Company shall pay expenses and fees in connection with the administration of the Plan A.

(c)           To the extent permitted by law, the Company shall, and hereby does, indemnify and hold harmless any director, officer or employee of the Company who is or may be deemed to be responsible for the operation of the Plan A, from and against any and all losses, claims, damages or liabilities (including attorney’s fees and amounts paid, with the approval of the Board, in settlement of any claim) arising out of or resulting from a duty, act, omission or decision with respect to the Plan A, so long as such duty, act, omission or decision does not involve willful misconduct on the part of such director, officer or employee. Any individual so indemnified shall, within ten (10) days after receipt of notice of any action, suit or proceeding, notify the CEO of the Company and offer in writing to the CEO the opportunity, at the Company’s expense, to handle and defend such action, suit or proceeding, and the Company shall have the right, but not the obligation, to conduct the defense in any such action, suit or proceeding. An individual’s failure to give the CEO such notice and opportunity shall relieve the Company of any liability to said individual under this Section 7.6. The Company may satisfy its obligations under this provision (in whole or in part) by the purchase of insurance. Any payment by an insurance carrier to or on behalf of such individual shall, to the extent of such payment, discharge any obligation of the Company to the individual under this indemnification.

7.7           Periodic Statements.

Under procedures established by the Committee, a Participant shall receive a statement with respect to such Participant’s Accounts as of each March 31, June 30, September 30 and December 31 or as of such additional day or days as the Committee in its discretion shall determine.

7.8           Disputes.

(a)           A person who believes that he or she is being denied a benefit to which he or she is entitled under the Plan A (hereinafter referred to as  Claimant ) may file a written request for such benefit with the Committee, setting forth his or her claim.

(b)           Upon receipt of a claim, the Committee shall advise the Claimant that a reply will be forthcoming within ninety (90) days and shall, in fact, deliver such reply within such period. The Committee may, however, extend the reply period for an additional ninety- (90) day for special circumstances.

If the claim is denied in whole or in part, the Committee shall inform the Claimant in writing, using language calculated to be understood by the Claimant, setting forth: (1) the specific reason or reasons for such denial; (2) the specific reference to pertinent provisions of the Plan A on which such denial is based; (3) a description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation why such material or such information is necessary; (4) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and (5) the time limits for requesting a review under subsection (c).

(c)           Within sixty (60) days after the receipt by the Claimant of the written opinion described above, the Claimant may make a request in writing for review of the determination of the Committee. Such request must be addressed to the Committee. The Claimant or his or her duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Committee. If the Claimant does not request a review within such sixty- (60) day period, he or she shall be barred and stopped from challenging the Committee’s determination.

(d)           Within sixty (60) days after the Committee’s receipt of a request for review, the Board shall appoint a special review committee, none of whose members shall be members of the Committee, to review the request after considering all materials presented by the Claimant. The special review committee will inform the Claimant in writing, in a manner calculated to be understood by the Claimant, of its decision setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of the Plan A on which the decision is based. If special circumstances require that the sixty (60) day time period be extended, the special review committee will so notify the Claimant and will render the decision as soon as possible, but no later than one hundred twenty (120) days after receipt of the request for review. The decision shall be final and binding upon the Claimant and the Plan Administrator and all other persons having or claiming to have an interest in the Plan A or in any Account established under the Plan A.

7.9           Arbitration.

(a)           Any  Participant’s, Inactive  Participant’s or Beneficiary’s claim remaining unresolved after exhaustion of the procedures in Section 7.8 (and to the extent permitted by law any dispute concerning any breach or claimed breach of duty regarding the Plan A) shall be settled solely by binding arbitration at the Employer’s principal place of business at the time of the arbitration, in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Judgment on any award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Each party to any dispute regarding the Plan A shall pay the fees and costs of presenting his, her or its case in arbitration. All other costs of arbitration, including the costs of any transcript of the proceedings, administrative fees, and the arbitrator’s fees shall be paid by the Plan Administrator.

(b)           Except as otherwise specifically provided in this Plan A, the provisions of this Section 7.9 shall be absolutely exclusive for any and all purposes and fully applicable to each and every dispute regarding the Plan A including any claim which, if pursued through any state or federal court or administrative proceeding, would arise at law, in equity or pursuant to statutory, regulatory or common law rules, regardless of whether such claim would arise in contract, tort or under any other legal or equitable theory or basis. The arbitrator who hears or decides any claim under the Plan A shall have jurisdiction and authority to award only Plan A benefits and prejudgment interest; and apart from such benefits and interest, the arbitrator shall not have any authority or jurisdiction to make any award of any kind including, without limitation, compensatory damages, punitive damages, foreseeable or unforeseeable economic damages, damages for pain and suffering or emotional distress, adverse tax consequences or any other kind or form of damages. The remedy, if any, awarded by such arbitrator shall be the sole and exclusive remedy for each and every claim, which is subject to arbitration pursuant to this Section 7.9. Any limitations on the relief that can be awarded by the arbitrator are in no way intended (i) to create rights or claims that can be asserted outside arbitration or (ii) in any other way to reduce the exclusivity of arbitration as the sole dispute resolution mechanism with respect to this Plan A.

(c)           The Plan A and the Company will be the necessary parties to any action or proceeding involving the Plan A. No person employed by the Company, no Participant, Inactive Participant or Beneficiary or any other person having or claiming to have an interest in the Plan A will be entitled to any notice or process, unless such person is a named party to the action or proceeding. In any arbitration proceeding all relevant statutes of limitation shall apply. Any final judgment or decision that may be entered in any such action or proceeding will be binding and conclusive on all persons having or claiming to have any interest in the Plan A.

ARTICLE VIII

MISCELLANEOUS

8.1           Unsecured General Creditor.

Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, claims, or interest in any specific property or assets of the Company or the Trust. Any and all of a Company’s assets and the Trust assets which are attributable to amounts paid into the Trust by the Company shall be, and remain, the general unpledged, unrestricted assets of the Company, which shall be subject to the claims of the Company’s general creditors. The Company’s obligation under the Plan A shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future, and the rights of the Participants and Beneficiaries shall be no greater than those of unsecured general creditors. It is the intention of The Cheesecake Factory Incorporated that the Plan A (and the Trust described in Section 6.9) be unfunded for purposes of the Code and for purposes of Title I of the Employee Retirement Income Security Act of l 974, as amended.

8.2           Restriction Against Assignment.

The Committee shall direct payment of all amounts payable hereunder only to the person or persons designated by the Plan A and not to any other person. No part of a Participant’s Accounts shall be liable for the debts, contracts, or engagements of any Participant, his or her Beneficiary, or successors in interest, nor shall a Participant’s Accounts be subject to execution by levy, attachment, or garnishment or by any other legal or equitable proceeding, nor shall any Participant, Beneficiary or successor in interest have any right to alienate, anticipate, sell, transfer, commute, pledge, encumber, or assign any benefits or payments hereunder in any manner whatsoever. If any Participant, Beneficiary or successor in interest is adjudicated bankrupt or purports to anticipate, alienate, sell, transfer, commute, assign, pledge, encumber or charge any distribution or payment from the Plan A, voluntarily or involuntarily, the Committee, in its discretion, may cancel such distribution or payment (or any part thereof) to or for the benefit of such Participant, Beneficiary or successor in interest in such manner as the Committee shall direct.

8.3           Withholding.

There shall be deducted from each payment made under the Plan A or any other compensation payable to the Participant or Beneficiary all taxes, which are required to be withheld by a Company in respect to such payment. The Company shall have the right to reduce any payment (or compensation), and the Committee shall have the right to direct reduction of any payment, by the amount of cash sufficient to provide the amount of said taxes.

8.4           Amendment, Modification, Suspension or Termination.

The Committee, may amend, modify, suspend or terminate the Plan A in whole or in part, except that no amendment, modification, suspension or termination shall have any retroactive effect to reduce any vested amounts allocated to a Participant’s Accounts. In the event that this Plan A is terminated, the vested amounts allocated to a Participant’s Accounts shall be distributed to the Participant or, in the event of his or her death, his or her Beneficiary, in a lump sum within thirty (30) days following the date of termination. This Plan A shall terminate immediately if a court of competent jurisdiction determines that this Plan A is not exempt from the fiduciary provisions of Part 4 of Title I of ERISA. The Plan A shall terminate as of the date it ceased to be exempt.

8.5           Governing Law.

This Plan A shall be construed, governed and administered in accordance with applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, and, to the extent not preempted by applicable federal law, the laws of the State of California.

8.6           Receipt or Release.

Any payment to a Participant or the Participant’s Beneficiary in accordance with the provisions of the Plan A shall to the extent thereof, be in full satisfaction of all claims arising under, or with respect to, the Plan A against the Committee and the Company. The Committee may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.

8.7           Limitation of Rights.

Nothing in this Plan A document or in any related instrument shall cause this Plan A to be treated as a contract of employment within the meaning of the Federal Arbitration Act, 9 U.S.C. 1 et seq., or shall be construed as evidence of any agreement or understanding, express or implied, that the Company (a) will employ any person in any particular position or level of compensation, (b) will offer any person initial or continued participation or awards in any commission, bonus or other compensation program, or (c) will continue any person’s employment with the Company.

8.8           Correction of Errors.

Any crediting of compensation or interest accruals to the account of any Employee, Participant, Inactive Participant or Beneficiary under a mistake of fact or law shall be returned to the Company. If an Employee, Participant, Inactive Participant or Beneficiary in an application for a benefit or in response to any request by the Company or the Plan Administrator for information, makes any erroneous statement, omits any material fact, or fails to correct any information previously furnished incorrectly to the Company or the Plan Administrator, or if the Plan Administrator makes an error in determining the amount payable to an Employee, Participant, Inactive Participant or Beneficiary, the Company or the Plan Administrator may correct its error and adjust any payment on the basis of correct facts. The amount of any overpayment or underpayment may be deducted from or added to the next succeeding payments, as directed by the Plan Administrator. The Plan Administrator and the Company reserve the right to maintain any action, suit or proceeding to recover any amounts improperly or incorrectly paid to any person under the Plan A or in settlement of a claim or satisfaction of a judgment involving the Plan A.

8.9           Status of Participants.

In accordance with Revenue Procedure 92-65 Section 3.01(d), this Plan A hereby provides:

(a)           Employees, Participants and Inactive Participants under this Plan A shall have the status of general unsecured creditors of the Company;

(b)           This Plan A constitutes a mere promise by the Company to make benefit payments in the future;

(c)           Any trust to which this Plan A refers (i.e., any trust created by the Company and any assets held by the trust to assist the Company in meeting its obligations under the Plan A) shall conform to the terms of the model trust described in Revenue Procedure 92-64; and

(d)           It is the intention of the parties that the arrangements under this Plan A shall be unfunded for tax purposes and for purposes of Title I of ERISA.

8.10         Change in Control.

Notwithstanding anything contained in this Plan A, in the event of a Change in Control as defined in the Trust executed concurrently herewith, the provisions of the Trust with respect to the actions to be taken in the event of a Change in Control shall prevail over the terms and conditions set forth in this Plan A, specifically including, without limitation, Trust Sections 1.8, 1.10, 1.12. 2.4, 2.5, 3.2(n), 4.6, 4.7, 6.1, 6.2 ~~,~~ 7.2 and 10.11. The Change in Control provisions (Section 7.2) with respect to amendment of the Plan A and Trust shall become effective upon the occurrence of any Potential Change in Control (as defined in the Trust), but in the event a Change in Control does not occur pursuant to such Potential Change in Control within one year of the event constituting a Potential Change in Control, then such provisions shall no longer apply. In the event a Change in Control does occur, the provisions of the Plan A and Trust with respect to Change in Control shall apply to the period  from and after the Change in Control. Notwithstanding anything contained in this Plan A and the Trust, and notwithstanding any election made by any Participant, all deferral elections with respect to either Salary or Bonus for all future earnings shall terminate and be of no force and effect upon a Change in Control.

8.11         Employee and Spouse Acknowledgment.

By executing this Plan A document or related enrollment or election form, each Participant and, if a Participant is married, such Participant’s spouse hereby acknowledge that each of them has read and understood this Plan A document. Participant and his or her spouse also acknowledge that they knowingly and voluntarily agree to be bound by the provisions of the Plan A, as amended from time to time, including those Plan A provisions, which require the resolution of disputes by binding out-of-court arbitration, which the Participant acknowledges is a waiver of any right to a jury trial. Participant and his or her spouse further acknowledge that they have had the opportunity to consult with counsel of their own choosing with respect to all of the financial, tax and legal consequences of participating in this Plan A, including in particular the effects of participation on any community property or other interest which the Participant’s spouse may have in the compensation deferred under this Plan A.

8.12         Income Taxes.

Participants are solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with payment under the Plan A (including any taxes arising under Internal Revenue Code Section 409A). Neither the Company nor its affiliates or any of their directors, agents, or employees shall have any obligation to indemnify or otherwise hold any Participant harmless from any or all of such taxes. The Plan Administrator shall have the discretion to unilaterally modify any distribution elections in any manner in order to (i) conform with the requirements of Code Section 409A, or (ii) void or modify, to the extent necessary, any

Participant’s election to the extent that such election would result in a violation of Code Section 409A. The Plan Administrator shall have the sole discretion to interpret the requirements of the Code, including Section 409A, for purposes of the Plan A.

EXHIBIT B

Plan B

The Cheesecake Factory Incorporated Executive Savings Plan-Plan B - Applicable only to elective deferrals and Company Contribution Amounts (as defined in Plan B below) contributed or vested on or after January 1, 2005 and shall be effective as of January 1, 2005.

The Cheesecake Factory Incorporated established an unfunded deferred compensation plan entitled,  Executive Savings Plan, effective as of October 1, 1999, which provides supplemental retirement income benefits for a select group of management and/or highly compensated employees through deferrals of salary and bonuses, and through discretionary company contributions under such plan.

NOW, THEREFORE, the terms of The Cheesecake Factory Incorporated Executive Savings Plan-Plan B applicable only to  elective deferrals and Company Contribution Amounts (as defined in Plan B below) contributed or vested on or after January 1, 2005 and shall be effective as of January 1, 2005, are set forth below:

DEFINITIONS

1.1           Title.

The name of this plan is The Amended and Restated The Cheesecake Factory Incorporated Executive Savings Plan-Plan B.

1.2           Definitions.

Whenever the following words and phrases are used in this Plan B with the first letter capitalized, they shall have the meanings specified below.

(a)           Account or Accounts shall mean a Participant’s Deferral Account and/or Company Contribution Account. Each Participant’s Account shall be further segmented into Fund Subaccounts.

(b)           Account Balance Plan means any plan, agreement or arrangement of the Company or any Affiliate that is an “account balance plan” as defined under Treasury Regulation § 1.409A-1(c)(2)(A) or (B) and subject to Section 409A of the Code, excluding The Amended and Restated The Cheesecake Factory Incorporated Executive Savings Plan of which this Plan B is a part, and excluding any other Company sponsored defined contribution retirement plan qualified under Section 401(k) of the Code.

(c)           Affiliate is defined in the Separation From Service definition.

(d)           Beneficiary or Beneficiaries shall mean the person or persons, including a trustee, personal representative or other fiduciary, last designated in writing by a Participant in accordance with procedures established by the Committee to receive the benefits specified hereunder in the event of the Participant’s death. No Beneficiary designation shall become effective until it is filed with the Plan Administrator. If there is no Beneficiary designation in effect, or if there is no surviving designated Beneficiary, then the Participant’s surviving spouse shall be the Beneficiary. If there is no surviving spouse to receive any benefits payable in accordance with the preceding sentence, the duly appointed and currently acting personal representative of the Participant’s estate shall be the Beneficiary. In any case where there is no such personal representative of the Participant’s estate duly appointed and acting in that capacity within 90 days after the Participant’s death (or such extended period as the Committee determines is reasonably necessary to allow such personal representative to be appointed, but not to exceed 180 days after the Participant’s death), then the Beneficiary or Beneficiaries shall be the person or persons who can verify by affidavit or court order to the satisfaction of the Committee that such person or persons are legally entitled to receive the benefits specified hereunder. In the event any amount is payable under Plan B to a minor, payment shall not be made to the minor, but instead be paid (1) to that person’s living custodial parent(s) to act as custodian, (2) if that person’s parents are then divorced, and one parent is the sole custodial parent, to such custodial parent, or (3) if that person does not then have living custodial parents, to a custodian selected by the Committee to hold the funds for the minor under the Uniform Transfers or Gifts to Minors Act in effect in the jurisdiction in which the minor resides. If no custodial parent is living and the Committee decides not to select another custodian to hold the funds for the minor, then payment shall be made to the duly appointed and currently acting guardian of the estate for the minor or, if no guardian of the estate for the minor is duly appointed and currently acting within 60 days after the date the amount becomes payable, payment shall be deposited with the court having jurisdiction over the estate of the minor.

(e)           Board of Directors or Board shall mean the Board of Directors of The Cheesecake Factory Incorporated.

(f)            Bonus shall mean any cash incentive or other compensation, which is awarded by Company in its discretion to a Participant as remuneration in addition to the Participant’s Salary. Bonus for purposes of Plan B shall be determined without regard to any reductions (1) for any Salary deferral contributions to a plan qualified under Section 125 or Section 401(k) of the Code, (2) pursuant to any deferral election in accordance with Article III of Plan B, or any similar voluntary reductions.

(g)           Change in Control shall mean, with respect to the relevant corporation, the occurrence of a “change in the ownership of a corporation,” a “change in the effective control of a corporation,” or a “change in the ownership of a substantial portion of the assets of a corporation” under the default rules of Section 409A of the Code and applicable guidance. Anything in or omitted from this or related sections that would cause a violation of Section 409A of the Code shall be disregarded or, in the case of an omission, taken into account.

(h)           Code shall mean the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code shall include such section, any final or temporary regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or suspending such section that is enacted into law.

(i)            Committee or Strategic Benefits Committee refers to the officers or employees of the Company who act on behalf of the Company in discharging the Company’s duties as the Plan Administrator. Notwithstanding any other provision of the Plan B document, any member of the Committee or any other officer or employee of the Company who exercises discretion or authority on behalf of the Company shall not be a fiduciary of Plan B merely by virtue of his or her exercise of such discretion or authority. Absent a designation to the contrary, the Chief Executive Officer shall act on behalf of the Company and such other officers of the Company or its subsidiaries as the Chief Executive Officer may designate from time to time, as the Committee. Because this Plan is a top hat arrangement, the Committee shall not be subject to the duties imposed by the provisions of Part 4 of Title I of ERISA.

(j)            Company shall mean (1) The Cheesecake Factory Incorporated and (2) any corporation or other entity of which more than 50% of the outstanding voting stock or voting power is beneficially owned directly or indirectly by The Cheesecake Factory Incorporated, including Affiliates. However, for Change in Control purposes, only corporations shall be taken into account, and the more than 50% standard shall only be deemed satisfied if The Cheesecake Factory Incorporated directly or indirectly owns more than 50% of both the total fair market value and voting power of that corporation, as determined pursuant to Code Section 409A regulations.

(k)           Company Contribution shall mean an amount awarded by the Company to Eligible Persons, excluding non-employee members of the Board of Directors, pursuant to Section 3.2.

(l)            Company Contribution Account(s) shall mean each Fund Subaccount credited under each Participant’s Account with a Company Contribution, if any.

(m)          Intentionally deleted.  (n)   Deferral Account shall mean each Fund Subaccount credited under each Participant’s Account with the amount of such Participant’s Deferral Election of Salary, Bonus and/or Director’s Fees for each Plan Year.

(o)           Deferral Election shall mean a Participant’s designation of the amount of deferred compensation to be contributed to his or her Deferral Account in any Plan Year, on a form approved by the Committee and filed with the Plan Administrator and in a manner permitted under Plan B. A Participant may make a Deferral Election to defer Salary, Bonus, and/or Director’s Fees only while such person is an Eligible Person.

(p)           Director’s Fees shall mean the cash component of compensation paid by the Company to non-employee members of the Board of Directors, and shall exclude expense reimbursements.

(q)           Distribution Election shall mean a Participant’s designation of the timing (i.e., Scheduled Distribution or otherwise) and method of distribution (i.e., lump sum or installments) of the vested portion of the Participant’s Account or Subaccount for a Plan Year, on a form approved by the Committee and filed with the Plan Administrator and in a manner permitted under Plan B.

(r)            Distribution Factor with respect to any Account or Subaccount shall mean one divided by the remaining installment distributions to be made from it pursuant to the Participant’s Distribution Election or other applicable Plan terms, determined when the distributions first commence, and as of January 1 each year thereafter.  For instance, with respect to distributions from a Participant’s Fund Subaccount designated to be made over five (5) years (i.e., 20 calendar quarters) that commence in the third calendar quarter of the first year such that there are two installments made in the first year, the Distribution Factor for the initial calendar year will be 1/20th, and each subsequent calendar year will be 1/18th, 1/14th, 1/10th, 1/6th and 1/2..

(s)           Election means a Deferral Election and/or Distribution Election.

(t)            Eligible Person shall mean all of the following persons, ten (10) business days after first becoming: (i) a member of the Board of Directors regardless of the amount of Director’s Fees paid, or (ii) a salaried employee of the Company who earns an annual base Salary in excess of the “Highly Compensated Employees” definition in Code Sec. 414(Q), as amended from time to time by the IRS, including with respect to cost-of-living adjustments (for 2007 this amount is defined to be $100,000), or (iii)a member of a select group of management or highly compensated employees of the Company and eligible to participate in Plan B by decision of the Committee, or (iv) a General Manager and Executive Kitchen Manager (or equivalent title) of full-service restaurants owned and/or operated by the Company, regardless of Salary.  Once a person becomes an Eligible Person, such person remains an Eligible Person until Separation from Service, death, or the Committee determines that his or her continued eligibility to make or receive contributions would jeopardize the Plan’s top hat status.

(u)           ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended.  Reference to a specific section of ERISA shall include such section, any final or temporary regulation promulgated thereunder, and any comparable provision of any future legislation or regulation amending, supplementing, or superseding such section or regulation that is enacted into law.

(v)           Executive Officer shall mean any officer of the Company whose Salary, Bonus or other compensation requires approval by the Compensation Committee of the Board of Directors under any rules or regulations of the Securities and Exchange Commission.

(w)          Fully Vested shall mean, with respect to any Participant, that the Participant has achieved at least five (5) Years of Vesting Credit, calculated from the Participant’s most recent date of hire and without regard to whether the Participant participated in Plan B or was an Eligible Person for all or any portion of such five-year period.  Once Fully Vested, all of such Participant’s Company Contribution Account(s) (as adjusted by the Investment Adjustment), is 100% vested and any future Company Contributions made by the Company to such Participant’s Company Contribution Account(s) (as adjusted by the Investment Adjustment), are 100% vested as and when awarded to the Participant.

(x)            Fund Subaccount shall have the meaning given such term in Section 4.1 below.

(y)           Initial Election shall mean the first Deferral Election made by an Eligible Person to participate in Plan B.  An Eligible Person becomes a Participant in Plan B by making his or her first Initial Election.

(z)            Initial Election Period shall mean the period of time ending thirty (30) days after an Eligible Person first becomes an Eligible Person.

(aa)         Investment Adjustment shall mean, for each Investment Alternative, an amount equal to the net rate of earnings, gain or loss, or appreciation or depreciation on the balances in the Accounts allocated to such Investment Alternative.

(bb)         Investment Alternative shall mean an investment alternative selected by the Committee pursuant to Section 3.3(a).

(cc)         Open Enrollment Period shall mean the period of time commencing each November 1 and ending on the earlier of either December 31 or the end of the Company’s fiscal year (for tax reporting purposes) for that year.

(dd)         Participant shall mean any Eligible Person who becomes a participant in Plan B in accordance with Section 2.1(b). A person who becomes a Participant shall remain so, including following a Separation From Service, so long as any vested funds remain in such Participant’s Account.

(ee)         Plan Administrator shall mean the Committee provided, however, the Committee may delegate day-to-day administration of Plan B to another entity as provided in Section 7.1 of Plan B.

(ff)           Plan Year shall mean each 12 consecutive month period beginning on January 1 each year.

(gg)         Salary shall mean an Eligible Person’s base salary (excluding Bonus, auto allowances, relocation allowances and reimbursements of business expenses) paid by the Company.  Salary for purposes of Plan B shall be determined without regard to any reduction (1) for any salary deferral contributions to a plan qualified under Section 125 or Section 401(k) of the Code, (2) pursuant to any Deferral Election in accordance with Article III of Plan B, or any similar voluntary reductions.

(hh)         Scheduled Distribution shall mean a distribution to a Participant that is made from his or her Account(s) for the Plan Year designated by such Participant on his or her Distribution Election.

(ii)           Scheduled Distribution Date shall mean the date designated by a Participant for a Scheduled Distribution to commence.

(jj)           Separation From Service means the Participant’s “separation from service” (within the meaning of Treasury Regulation § 1.409A-1(h)) from the Company and all Affiliates for any reason.  A Participant shall be deemed to have Separated from Service if the Company and the Participant reasonably anticipate that the Participant shall perform no further services for the Company (whether an employee or an independent contractor) or that the level of bona fide services the Participant will perform in the future (whether as an employee or an independent contractor) will permanently decrease to no more than forty nine percent (49%) of the average level of bona fide services performed (whether as an employee or independent contractor) over the immediately preceding 36-month period.  A Participant on an authorized, bona fide leave of absence shall experience a Separation From Service on the first day of the seventh (7th) month of such leave, unless the Participant’s right to reemployment with the Company is provided either by statute or contract.  A leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Participant will return to perform services for the Company or any of its Affiliates.  For purposes of the 36-month period described above, (1) a Participant who is on a paid bona fide leave of absence is treated as providing bona fide services at a level equal to the level of services that the Participant would have been required to perform to receive the compensation paid during the leave of absence, and (2) unpaid bona fide leaves of absence are disregarded.  For all purposes under this Plan, a Participant shall not be considered to have Separated From Service if the Participant remains employed by Company or by a member of a Company’s controlled group of corporations (within the meaning of Section 414(b) of the Code but by substituting “more than 50 percent” for “at least 80 percent” each place it appears in such section, Section 1 563(a) of the Code and the regulations under either such section) or by a member of a group of trades or businesses which are under common control (within the meaning of Section 414(c) of the Code but by substituting “more than 50 percent” for “at least 80 percent” each place it appears in such section, Section 1 563(a) of the Code and the regulations under either such section) which includes the Company (collectively, “Affiliates” and individually, an “Affiliate”).  However, if the Participant is employed by an entity that was, but is no longer an Affiliate because of a sale or other reorganization, such sale or other reorganization shall be treated as a Separation From Service unless immediately following such an event and without any break in employment the Participant is employed by the Company or an Affiliate and such Affiliate assumes liability for the payment of benefits of the Participant.  A non-employee member of the Board of Directors will be considered to have a Separation From Service upon the expiration of the Director’s service as a Director of The Cheesecake Factory Incorporated if the expiration constitutes a good faith and complete termination of the Director’s  relationship with The Cheesecake Factory Incorporated as a member of the Board of Directors.  An expiration of service as a Director does not constitute  a good faith and complete termination if the Company anticipates a renewal of the relationship or the Director becoming an employee. Anything in or omitted from this or related sections that would cause a violation of Section 409A of the Code shall be disregarded or, in the case of an omission, taken into account.

(kk)         Separation Payment Eligibility Date shall mean the date that is one hundred ninety days after a Participant’s Separation From Service.

(ll)           Substantially Equal Quarterly Installments means payments that are made on the first day of each calendar quarter in an amount equal to the applicable Distribution Factor multiplied by the vested value (calculated based upon any Investment Adjustment and with deduction for prior distributions) of the Account or Fund Subaccount balance to which the Distribution Factor applies, determined initially as of the last Valuation Date prior to Separation From Service (or, if applicable, the Scheduled Distribution Date), and as of each January 1st thereafter.  However, if the balance in such Account or Fund Subaccount is less than the amount of the scheduled Substantially Equal Quarterly Installment amount to be distributed or, as to the last scheduled distribution, more or less than the amount to be distributed, the balance shall be distributed and distributions from such Account or Fund Subaccount thereafter shall cease.

(nn)         The Cheesecake Factory Incorporated shall mean The Cheesecake Factory Incorporated and any successor entity.

(oo)         Trust shall mean the trust established in accordance with Section 6.7 of Plan B, as such Trust may be amended from time to time.

(pp)         Trustee shall mean the trustee of the Trust.

(qq)         Unforeseeable Emergency shall mean a severe financial hardship resulting from (i) a sudden and unexpected illness or accident of the Participant or his or her dependent (as defined in Section 152(a) of the Code); (ii)  loss of the Participant’s property due to casualty; or (iii) any other similar extraordinary and unforeseeable circumstances, including disability (as defined in the Code), arising out of an event beyond the control of the Participant, in each case determined in accordance with Section 409A of the Code.

(rr)           Valuation Date shall mean the last day of each calendar month (or such additional day or days as the Committee may direct).

(ss)         Year of Vesting Credit shall mean the number of days in the period commencing on a Participant’s first day of employment with the Company or any Affiliate in the Participant’s most recent period of employment, and ending with the Participant’s Separation From Service divided by 365 rounded down to the nearest whole number.  Unless the Committee elects otherwise or prohibited by law or contract, leave of absence days shall not be counted in determining a Participant’s Years of Vesting Credit.

ARTICLE II

ELIGIBILITY NOTICE

2.1           Notice of Eligibility. The Plan Administrator generally shall notify all Eligible Persons of their eligibility to participate in Plan B during each Open Enrollment Period.  With respect to non-employee members of the Board of Directors and employees of the Company who first become Eligible Persons prior to Open Enrollment Period in any Plan Year, the Plan Administrator shall use reasonable efforts to notify such persons within thirty (30) days after first becoming an Eligible Person.

2.2           Participant. An Eligible Person shall become a Participant in Plan B by (1) electing to defer a portion of his or her Salary, Director’s Fees and/or Bonus in accordance with Section 3.1, or (2) being awarded a Company Contribution in accordance with Section 3.2.  An Eligible Person must complete all Election forms and, upon request, an insurance application in order to become a Participant.  Eligible Persons may be required to provide medical information and submit to a medical exam before becoming Participants; however, participation is not contingent on the information provided or the results of the medical exam.

Article III

ELECTIONS, COMPANY CONTRIBUTIONS, INVESTMENT ALTERNATIVES

3.1           Elections.

(a)           Initial Election Period and Initial Election Form.  Each Eligible Person who was not previously eligible to participate in another Account Balance Plan maintained by the Company may elect to defer Salary or Director’s Fees during his or her Initial Election Period. An Eligible Person may not elect to defer Bonus during his or her Initial Election Period. In order for a newly Eligible Person to participate in Plan B, he or she must file an Initial Election Form with Plan B Administrator on a form approved by the Plan Administrator no later than the last day of his or her Initial Election Period.  A Participant’s Initial Election becomes irrevocable at the end of the Initial Election Period.

(b)           Open Enrollment Period.  For all subsequent Plan Years after the Plan Year in which an Eligible Person first becomes eligible to participate in the Plan, such Eligible Employee may elect to defer Salary, Director’s Fees and/or Bonus earned during that subsequent Plan Year by filing with the Plan Administrator an Election on a form approved by the Plan Administrator that conforms to the requirements of this Section 3.1 during the Open Enrollment Period for that subsequent Plan Year.

(c)           General Rule.  The amount of Salary, Director Fees, and/or Bonus that a Participant may elect to defer, is limited, as follows:

(1)                                  To any whole number percentage of Salary from 1% up to 25%; and/or

(2)                                  To any whole number percentage of Bonus or Director’s Fees from 1% up to 100%;

(3)                                  No Deferral Election shall reduce a Participant’s compensation below the amount necessary to satisfy the following obligations, as determined by the Committee as of the end of the Initial Election Period or Open Enrollment Period, as applicable, and not thereafter (except with respect to FICA taxes for which the Committee’s determination may be made at any time):

•                  Applicable employment taxes (e.g., FICA/Medicare) on amounts deferred.

•                  Any applicable Company sponsored benefit plan withholding requirements.

•                  Income tax withholding for compensation that cannot be deferred.

•                  Legal garnishments

(4)                                  If the compensation deferred is subject to federal or state employment taxes, said taxes first shall be withheld and deducted from that portion of the Participant’s compensation not deferred under Plan B.

(d)           Effect of Initial Election to Defer Salary or Director’s Fees.  An Election to defer Salary made during an Initial Election Period shall first become effective with respect to Salary earned during the first pay period beginning after the end of the Initial Election Period. An Election to defer Director’s Fees made during the Initial Election Period shall first become effective with respect to Director’s Fees earned during the calendar quarter beginning after the end of the Initial Election Period. All Initial Elections must be entered into prior to the time the Salary or Director’s Fees is earned and accrued.

(e)           Duration of Salary or Director’s Fees Deferral Election.  Any Election to defer Salary or Director’s Fees made under subsection (a) or subsection (b) of this Section 3.1 shall remain in effect for all subsequent Plan Years, subject to the limitations set forth in this Section 3.1(e), until changed or terminated in accordance with the terms of this Section 3.1(e).  Elections to defer Salary or Director’s Fees become irrevocable at the end of the Initial Election Period or each Open Enrollment Period, as the case may be, and remain irrevocable through the end of the next Open Enrollment Period.  Subject to the limitations of this Section 3.1(e), a Participant may increase, decrease or terminate his or her Election to defer Salary or Director’s Fees for subsequent Plan Year(s), effective for Salary earned and accrued beginning on the first day of the first pay period of the next Plan Year following the Open Enrollment Period and effective for Director’s Fees earned the next Plan Year following the Open Enrollment Period , by filing a new Election during such Open Enrollment Period, in accordance with the terms of Section 3.1(g).

(f)            Duration of Bonus Deferral Election.  Any Election to defer Bonus made under Section 3.1(b) shall apply only to the Bonus payable with respect to services performed during the Plan Year for which the Election is made and shall not remain in effect for any subsequent Plan Year.  A Bonus Deferral Election becomes irrevocable at the end of the Open Enrollment Period in which such Election is made.  Subject to the limitations of this Section 3.1(f), a Participant may elect to defer Bonus for subsequent Plan Year(s) in accordance with the terms of Section 3.1(g)

(g)           Elections Other Than Elections During the Initial Election Period.  Any Eligible Person, whether or not that Eligible Person elected to defer Salary, Bonus and/or Director’s Fees during his or her Initial Election Period may subsequently elect to do so, or to terminate or change a prior Deferral Election for any subsequent Plan Year, by filing with the Plan Administrator, an Election to defer Salary, Bonus and/or Director’s Fees during the Open Enrollment Period for that subsequent Plan Year.  Except for Deferral Elections of Salary or Director’s Fees made during the Initial Election Period, an Election to defer Salary, Bonus and/or

Director’s Fees must be filed with the Plan Administrator during an Open Enrollment Period and will be effective, with respect to Salary, for Salary earned beginning on the first day of the first pay period ofthe next Plan Year and, with respect to Bonus and Director’s Fees, for Bonus and Director’s Fees earned during such next Plan Year.

(h)           USERRA Compliance.  An Election opportunity provided to comply with the requirements of Employment and Reemployment Rights Act of 1994 (USERRA) may be made without regard to the limitations in this Section 3.1.

3.2           Company Contribution.

The Company may award to any Participant excluding any non-employee member of the Board of Directors an additional percentage or amount of his or her Salary or Bonus deferral as the “Company Contribution.”  The determination of whether, and what percentage or amount, to so award for each Plan Year shall be made by the Committee, in its sole discretion, provided, however, any increase in the percentage or amount of Company Contributions to any Executive Officer must be approved by the Compensation Committee of the Board of Directors.  The Company currently makes a Company Contribution to all Participants who are not non-employee members of the Board of Directors equal to twenty five percent (25%) of the first four percent (4%) of Salary and/or Bonus deferred; provided, however, such Company Contribution may be changed or withdrawn at any time, in the Committee’s sole discretion (subject to the limitations in the preceding sentence).  By way of example, if a Participant earns Salary in the amount of $125,000 and elects to defer 25% of his or her Salary, the current Company Contribution would equal $1,250 (which is 25% of 4% of $125,000).

3.3           Investment Alternatives Designation.

(a)           The Committee shall select Investment Alternatives under Plan B.  Each Participant shall designate how the Participant’s Accounts and Fund Subaccounts will be deemed to be invested in the Investment Alternatives, for purposes of calculating the amount of Investment Adjustments credited to them.  The designation shall be made on a form approved by the Plan Administrator.  The Committee may from time to time eliminate or add new Investment Alternatives and direct amounts credited in Accounts to a terminated Investment Alternative to be re-allocated to another Investment Alternative.  The Plan Administrator shall communicate any elimination, addition and/or re-allocation to Participants as soon as reasonably feasible.

(b)           In making the designation pursuant to Section 3.3(a), the Participant may specify that all or any multiple of the aggregate of Salary, Bonus and/or Director’s Fees deferred and Company Contribution, if any, (in a whole-number percentage of at least 1%) be deemed to be invested in an Investment Alternative.  Effective as of the end of any calendar month, a Participant may change the Investment Alternatives designation made under this Section 3.3 by filing a change with the Plan Administrator, on a form approved by the Plan Administrator, at least five (5) days prior to the end of such month.  Any change of Investment Alternatives designation shall specify that all or any multiple of the aggregate amounts covered by the designation being changed (in a whole-number percentage of at least one percent (1%)) are deemed to be invested in another Investment Alternative.  To the extent a Participant fails to elect an Investment Alternative under this Section 3.3, he or she shall be deemed to have elected an Investment Alternative previously designated by the Committee as the default Investment Alternative for all Participants who fail to elect an Investment Alternative.  The Committee may adopt further rules applicable to a Participant’s designation or change of designation of Investment Alternatives.

(c)           The Committee may, but is not required to, direct the Trustee to invest funds equal to the amounts credited to a Participants’ Accounts in accordance with the Investment Alternative designations of Participants.  The Company may invest assets allocable to Participants’ Accounts in any manner, in any amount and for any period of time which the Company in its sole discretion may select; but the Company must credit or charge each Participant’s Account with the same Investment Adjustment that such Participant would have incurred if the Company had invested the assets allocable to such Participant’s Account in the specific Investment Alternatives, in the specific amounts and for the specific periods directed by such Participant.

Each Participant understands and agrees that he or she assumes all risk in connection with any decrease in the value of the compensation deferred under Plan B and designated to these Investment Alternatives and that all such designated Investment Alternatives shall be subject to Investment Adjustments.

Article IV

ACCOUNTS

4.1           Accounts.

The Plan Administrator shall establish and maintain an Account for each Participant under the Plan.  Each Participant’s Account shall be further divided into separate subaccounts (“Fund Subaccounts”), each of which corresponds to Plan Year(s), Company Contribution Accounts and Deferral Accounts, and shall be further segregated into Investment Alternative(s) elected by the Participant pursuant to Section 3.3(a).  On each Valuation Date, each Fund Subaccount of a Participant’s Account shall be adjusted by an amount equal to the Investment Adjustment for the Investment Alternative selected by the Participant pursuant to Section 3.3(a) from the previous Valuation Date to the current Valuation Date.  A Participant’s Account shall be adjusted as follows:

(a)           Salary. On or before five (5) business days after a pay period, the Plan Administrator shall credit the Fund Subaccounts of the Participant’s Deferral Account for that Plan Year with an amount equal to Salary deferred by the Participant during each pay period in accordance with the Participant’s Election; that is, the portion of the Participant’s deferred Salary that the Participant has elected to be deemed to be invested in a particular Investment Alternative shall be credited to the Fund Subaccount corresponding to that Investment Alternative;

(b)           Bonus. As of the last day of the month coincident with or next following the date on which the Bonus or partial Bonus would have been paid, the Plan Administrator shall credit the Fund Subaccounts of the Participant’s Deferral Account for that Plan Year with an amount equal to the portion of the Bonus deferred by the Participant’s Election; that is, the portion of the Participant’s deferred Bonus that the Participant has elected to be deemed to be invested in a particular Investment Alternative shall be credited to the Fund Subaccount corresponding to that Investment Alternative;

(c)           Director’s Fees. As of the last day of the calendar quarter for which fees are paid or the last day of the month next following the date on which Director’s Fees are paid, whichever the Plan Administrator elects, it shall credit the Fund Subaccounts of the Participant’s Deferral Account for that Plan Year with the Director’s Fees deferred by the Participant’s Election; that is, the deferred Director’s Fees that the Participant has elected to be deemed to be invested in a particular Investment Alternative shall be credited to the Fund Subaccount corresponding to that Investment Alternative; and

(d)           Company Contribution Account. The Plan Administrator shall credit the Fund Subaccounts of the Participant’s Company Contribution Account with an amount equal to the Company Contribution for that Participant at the time the Plan Administrator designates as to nonmatching contributions, if any, and, as to matching contributions, concurrently with the crediting of the Salary and/or Bonus deferrals being matched.

ARTICLE V

VESTING

5.1           Deferral Account.

Subject to Section 6.4, a Participant’s Deferral Account (as adjusted from time to time for the Investment Adjustment) shall be 100% vested at all times.

5.2           Company Contribution Account.

Subject to Section 6.4, Contribution Amounts awarded to a Participant (as adjusted from time to time for the Investment Adjustment) shall vest based upon Years of Vesting Credit and become non-forfeitable as follows:

Years of Vesting Credit	Percentage Vested
Less than 2	0%
2 – less than 3	25%
3 – less than 4	50%
4 – less than 5	75%
5 and over	100% Fully Vested

5.3           Changes to Percentage Vested and Years of Vesting Credit. After the 2008 Plan Year, the Committee, in its discretion, may increase or decrease the Percentage Vested or Years of Vesting Credit for amounts not then vested in the Company Contribution Account under this Section 5.2, provided, however, that any change to Years of Vesting Credit or Percentage Vested for purposes of vesting unvested Company Contribution Accounts of Executive Officers shall be made only by the Compensation Committee of the Board of Directors.

Article VI

DISTRIBUTIONS

6.1           Distributions.

Except as otherwise provided in this Article VI, a Participant shall receive distributions from his or her Account for each Plan Year in accordance with the Participant’s Distribution Election.  A Participant may elect to receive distributions in the form of a lump sum payment or in Substantially Equal Quarterly Installments over a period of time designated in such Distribution Election. Notwithstanding any other provision herein to the contrary, the Committee may delay any payment if making the payment would jeopardize the ability of the Company to continue as a going concern and no payment shall be made until the calendar year in which the making of that payment would not have such effect.

(a)           Changes in Distribution Election. Prior to Separation From Service, a Participant may change his or her Distribution Election attributable to one or more Plan Years to any distribution payment form permitted by Plan B provided that (1) the new Distribution Election shall not become effective until twelve (12) months after the date such Election is made, and (2) the payment with respect to which such new Distribution Election must be deferred for a period not less than five (5) years from the date such payment otherwise would have been payable under the Participant’s most recent prior Distribution Election.  The forgoing notwithstanding, prior to December 31, 2008, Participants may amend Distribution Elections in compliance with Internal Revenue Service Notice 2007-86, Section 3.02, without regard to the forgoing 12 month/5 year limitation, provided that such a Distribution Election applies only to amounts not otherwise payable in 2008 and may not cause an amount to be paid in 2008 that would not otherwise be payable in 2008.  For purposes of this subsection 6.1(a), a series of installment payments shall be treated as a single payment as of the first payment date.  Notwithstanding the foregoing, an election opportunity provided to comply with the requirements of Employment and Reemployment Rights Act of 1994 (USERRA) may be made without regard to the limitations in this Section 6.1(a).  Anything in or omitted from this or related sections that would cause a violation of Section 409A of the Code shall be disregarded or, in the case of an omission, taken into account.

(b)           Separation From Service. If a Participant Separates From Service, the vested portion of his or her Accounts shall be payable to such Participant in accordance with such Participant’s Distribution Election.  If such Participant has elected to receive payment in Substantially Equal Quarterly Installments, such payments shall commence on the first day of the next calendar quarter following Participant’s Separation Payment Eligibility Date and shall be made over a period of  five (5), ten (10) or fifteen (15) years, as designated by the Participant in his or her Distribution Election or, if that Participant elected to receive payment in Substantially Equal Quarterly Installments and failed to designate the number of installments, such Substantially Equal Quarterly Installments shall occur over a ten (10) year period.  Such a Participant’s Account shall continue to be credited with any Investment Adjustment pursuant to

Section 4.1 of Plan B until all vested amounts credited to his or her Accounts under Plan B have been distributed.  If a Participant failed to elect a distribution method for payment of vested portions of his or her Account upon a Separation From Service, then such amounts shall become payable in one lump sum and shall be paid to the Participant within thirty (30) days of the Separation Payment Eligibility Date.

Notwithstanding anything to the contrary in this Section 6.1(b), (i) if the total value of the vested portion of all of the Participant’s Fund Subaccounts (as of the most recent Valuation Date prior to such Participant’s Separation Payment Eligibility Date) is $50,000 or less, then such vested portion shall be distributed in the form of a cash lump sum within thirty (30) days of the Participant’s Separation Payment Eligibility Date regardless of the Participant’s Distribution Election and (ii) distributions of all or a portion of the total value of the vested portion of the Participant’s Fund Subaccounts upon a Separation From Service may be made to a Participant who is not a “specified employee” within the meaning of Treasury Regulation §1.409A-1(i) prior to the Participant’s Separation Payment Eligibility Date if such distribution is made (A) prior to the date of execution of this Plan B, (B) in accordance with the terms and conditions of Plan A, and (C) in good faith compliance with the transition relief applicable to distributions following Separation From Service under Code Section 409A in effect prior to January 1, 2009.

Upon a Separation From Service for any reason, the portion of the Participant’s Company Contribution Account which is not vested, shall be forfeited unless the Participant resumes service with the Company or its Affiliates within ninety (90) days following the Separation From Service.  Except as the Committee otherwise elects, no Investment Adjustments shall be made on forfeitable amounts during the Participant’s absence from the Company.  The Company shall have no obligation to the Participant (or his or her Beneficiary) with respect to forfeited amounts.

(c)           Death. If a Participant dies, either before or after a Separation From Service, and regardless whether or not such Participant is receiving installment payments from his or her Account at the date of death, the total vested balance of all such Participant’s Fund Subaccounts will be distributed to the Participant’s Beneficiary in a lump sum within thirty (30) days after the date that the Company first learns of the Participant’s death.

(d)           Scheduled Distributions. A Participant who has elected to receive Scheduled Distributions shall receive distributions as provided in Section 6.3.

(e)           Unforeseeable Emergency Withdrawals.

(1)                                  The Committee may, pursuant to rules adopted by it and applied in a uniform manner, pay all or any portion of the vested portion of a Participant’s Account because of an Unforeseeable Emergency, to the extent permitted by Code Section 409A regulations.

(2)                                  Payment under this Section 6.1(e) may be made only to the extent reasonably needed to satisfy the emergency need, and may not be made to the extent such hardship is or may be relieved:  (i) through reimbursement or compensation by insurance or otherwise; (ii) by liquidation of the Participant’s assets to the extent that the liquidation of such assets would not itself cause severe financial hardship or (iii) by cancellation of further deferrals of Salary and/or Bonus under Plan B.

(3)                                  A distribution pursuant to this Section 6.1(e) shall be made only from vested Accounts, and if a distribution pursuant to this

Section 6.1(e) of less than the Participant’s entire Account balance shall be made pro rata from the vested Fund Subaccounts of his or her Account according to the balances in such Fund Subaccounts.  Subject to the foregoing, payment of any amount with respect to which a Participant has filed a request under this Section 6.1(e) shall be made as soon as is administratively feasible after approval of such request by the Committee.

If a Participant receives an Unforeseeable Emergency withdrawal under this Section 6.1(e), his or her Deferral Elections for the then current Plan Year will terminate and no further Company Contribution shall be contributed to the Participant’s Account unless and until the Participant elects to again commence deferring Salary, Director’s Fees and/or Bonus for a subsequent Plan Year by filing with the Plan Administrator an Election that conforms to the requirements of Section 3.1(g) during an Open Enrollment Period for deferrals to commence in a subsequent Plan Year.

6.2           Acceleration of Distributions. Distributions may not be accelerated except as provided in Section 8.4 and in this Section 6.2.  Distributions shall be accelerated under the following circumstances:

(a)           Domestic Relations Orders.

The Committee may accelerate the date of distribution of all or any portion of the vested portion of a Participant’s Account balance to satisfy a domestic relations order if the Committee determines the order is qualified under ERISA Section 206(d)(3)(B)(i).

(b)           FICA.

The Committee may accelerate the date of distribution of all or any portion of the vested portion of a Participant’s Account balance if the Participant becomes liable for employment taxes under the Federal Insurance Contributions Act (FICA) with respect to any portion of the Participant’s Deferral Account, provided that if an accelerated distribution is made pursuant to this paragraph, the amount distributed shall not exceed the aggregate of the FICA taxes imposed on the Participant’s Account plus any income tax withholding required for the FICA withholdings.

(c)           Plan Non-Compliance with Section 409A

The Committee may accelerate the date of distribution of all or any portion of the vested portion of a Participant’s Account balance if the Plan fails to meet the requirements of Section 409A of the Code and the final Treasury Regulations promulgated under Code Section 409A with respect to the Participant, provided that if an accelerated distribution is made pursuant to this paragraph, the amount that shall be distributed shall not exceed the amount required to be included in income as a result of the failure to comply with Section 409A of the Code and the final Treasury Regulations promulgated under Code Section 409A and provided further that any decision to accelerate distribution of all or any portion of the vested portion of the Account balance of any Executive Officer who is a Participant must be approved by the Compensation Committee of the Board of Directors.

(d)           Committee Discretion

The Committee (but not a Participant) may elect to accelerate distributions for any other reason permitted under Treasury Regulation § 1.409A-3(j)(4) provided that any election to accelerate distribution of all or any portion of the vested portion of the Account balance of any Executive Officer who is a Participant must be approved by the Compensation Committee of the Board of Directors.

6.3           Scheduled Distributions.

 (a)          A Participant may elect in accordance with this Section 6.3 to have a portion of his or her Account paid on a Scheduled Distribution Date as designated in the Participant’s Initial Election Period or during an Open Enrollment Period in his or her Distribution Election for any Plan Year.  Such an Election shall apply to the Salary, Bonus and/or Director’s Fees deferred for the Plan Year specified by the Participant on his or her Distribution Election and the Investment Adjustment credited thereto until the payment date.  A distribution pursuant to this Section 6.3 of less than the Participant’s entire Account balance shall be made pro rata from the Fund Subaccounts for that Plan Year according to the balances in such Fund Subaccounts.  Distributions shall be made, as designated by the Participant in his or her Distribution Election, in either a lump sum, or in Substantially Equal Quarterly Installments over a (two) 2, three (3), four (4) or five (5) year period, provided that with respect to other than a lump sum distribution, the total amount to be distributed for the Plan Year specified by such Participant on his or her Distribution Election as of the most recent Valuation Date prior to the next Scheduled Distribution Date equals at least $25,000.  Otherwise, a lump sum of the total amount of the Fund Subaccounts for the Plan Year specified by such Participant on his or her Distributions Election will be distributed to such Participant on his or her next Scheduled Distribution Date.  Notwithstanding the foregoing, if a Participant Separates From Service and the Separation Payment Eligibility Date would occur prior to the date on which a Scheduled Distribution Election is scheduled to commence, the provisions of Section 6.1 shall apply and Participant’s entire Account balance will be paid pursuant to the provisions of Section 6.1.  If, however, a Participant Separates From Service and the Separation Payment Eligibility Date occurs after the date on which a Scheduled Distribution Election is scheduled to commence, such Participant will receive the Scheduled Distribution under this Section 6.3 until his or her Separation Payment Eligibility Date, upon which such Participant’s entire Account balance will be distributed pursuant to the provisions of Section 6.1.  In the event that the Participant elects a Scheduled Distribution but fails to elect a distribution method for payment of vested portions of his or her Account with respect to such Scheduled Distribution, then such amounts shall become payable in one lump sum and shall be paid to the Participant within thirty (30) days after the Scheduled Distribution Date.  If a Participant has elected a Scheduled Distribution in Substantially Equal Quarterly Installments but fails to designate the number of installments, such Substantially Equal Quarterly Installments shall be made over five (5) years.

6.4           Inability to Locate Participant

In the event a distribution of part or all of an Account is required to be made from Plan B to a Participant or Beneficiary, and such person cannot be located, the relevant portion of the Account shall be forfeited to the Company unless otherwise required by law.  Prior to forfeiting any Account, the Company shall attempt to contact the Participant or Beneficiary by return receipt mail (or other carrier) at his or her last known address according to the Company’s records, and, where practical, by letter-forwarding services offered through the Internal Revenue Service, or the Social Security Administration, or such other means as the Plan Administrator deems appropriate. If the affected Participant or Beneficiary later contacts the Company, his or her portion of the Account shall be reinstated and distributed as soon as administratively feasible.

6.5           Suspension of Payments Upon Company’s Insolvency.

At all times during the continuance of any Trust, if the Plan Administrator determines that the Company’s financial condition is likely to result in the suspension of benefit payments from the Trust, the Committee shall advise Participants and Beneficiaries that payments from the Trust shall be suspended during the Company’s insolvency but that the Company will make those payments directly unless they are suspended under Section 6.1.  If the Trustee subsequently resumes such payments, the Plan Administrator shall advise Participants and Beneficiaries that, if Trust assets are sufficient, the first payment following such discontinuance shall include the aggregate amount of all payments due to Participants and Beneficiaries under the terms of Plan B for the period of such discontinuance, less the aggregate amount of any payments made directly by the Company during any period of discontinuance.  No insufficiency of Trust assets shall relieve the Company of its obligation to make payments when due under Plan B.

6.6           Best Payments.

(a)           If the gross amount of any payment or benefit under this Plan, either separately or in combination with any other payment or benefit payable by the Company or any other payment or benefit payable by the Company or any of its Affiliates or pursuant to a plan of the Company or an Affiliate, would constitute a parachute payment within the meaning of the Code Section 280G, then the total payments and benefits accrued and payable under this Plan shall not exceed the amount necessary to maximize the amount receivable by the Participant after payment of all employment, income and excise taxes imposed on the Participant with respect to such payment or benefits.

(b)           The Company shall specify which items of compensation, if any, shall be reduced so as to meet the requirements of Section 6.6(a) above, provided, however, that the Company shall first reduce amounts subject to Code Section 409A in the order in which they would otherwise become payable.  If there is a dispute between the Company and the Participant regarding (i) the extent, if any, to which any payments or benefits to the Participant are parachute payments or excess parachute payments, under Code Section 280G, or (ii) the base amount of such Participant’s compensation under Code Section 280G, or (iii) the status of such Participant as a disqualified individual, under Code Section 280G, such dispute shall be resolved in the same manner as a claim for benefits under this Plan.

(c)           Within sixty (60) days of a Change in Control or, if later, within thirty (30) days of the Participant’s Separation from Service, either the Participant or the Company may request (i) a determination of the amount of any parachute payment, excess parachute payment, or base amount of compensation, or (ii) a determination of the reduction necessary to maximize the net receipts of the Participant as described in Section 6.6 above.  Any fees, costs or expenses incurred by the Participant in connection with such determinations shall be paid equally by the Participant and the Company.

6.7           Trust.

(a)           The Cheesecake Factory Incorporated has established a Trust, which may be used to pay for benefits arising under this Plan B, which Trust may be amended or modified from time to time, in accordance with the terms of the instrument creating such Trust.

(b)           The Committee shall direct the Trustee to pay for benefits of the Participant or his or her Beneficiary at the time and in the amount described in this Article VI.  In the event the amounts held under the Trust which are attributable to contributions made by or on behalf of the Company are not sufficient to provide the full amount payable to the Participant or Beneficiary, the Company shall pay for the remainder of such amount at the time set forth in Article VI.

VII.         ADMINISTRATION

7.1                                 Plan Administrator.

The Plan Administrator shall be the Strategic Benefits Committee, who shall act on behalf of the Company in discharging the duties of the Company in administering Plan B, provided, however, the Committee may delegate day to day administration of Plan B to a third party administrator.  No Committee member who is a full-time officer or employee of the Company shall receive compensation with respect to his or her service on the Strategic Benefits Committee.  Any member of the Strategic Benefits Committee may resign by delivering his or her written resignation to the Company.  The Chief Executive Officer of the Company may remove any Committee member by providing him or her with written notice of the removal.  The Company shall be the administrator as defined in Section 3(16)(A) of ERISA for purposes of the reporting and disclosure requirements of ERISA and the Code.  The Chief Executive Officer of the Company or related officer of the Company shall be the agent for service of process on Plan B.

7.2                                 Committee Organization and Procedures.

The Chief Executive Officer or related officer of the Company may designate a chairperson from the members of the Strategic Benefits Committee.  The Strategic Benefits Committee may appoint a secretary, who may or may not be a member of the Strategic Benefits Committee.  The secretary shall have the primary responsibility for keeping a record of all meetings and acts of the Strategic Benefits Committee and shall have custody of all documents, the preservation of which shall be necessary or convenient to the efficient functioning of the Strategic Benefits Committee.  All reports required by law may be signed by the Chairperson or another member of the Strategic Benefits Committee, as designated by the Chairperson, on behalf of the Company.

The Strategic Benefits Committee shall act by a majority of its members in office and may adopt such rules and regulations, as it deems desirable for the conduct of its affairs.  If the Company, Plan B, or any Participant is or becomes subject to any rules of the Securities and Exchange Commission or any national or regional securities exchange, the Company and the members of the Strategic Benefits Committee shall take any actions which are necessary or desirable for the maintenance, modification or operation of Plan B in accordance with those rules.

7.3                                 Powers and Duties of the Committee.

The Committee, on behalf of the Participants and their Beneficiaries, shall enforce Plan B in accordance with its terms, shall be charged with the general administration of Plan B, and shall have all powers necessary to accomplish its purposes, including, but not by way of limitation, the following:

(a)                                  To select Investment Alternatives in accordance with Section 3.3(a) hereof;

(b)                                 To construe and interpret the terms and provisions of this Plan;

(c)                                  To compute and certify to the amount and kind of benefits payable to Participants and their Beneficiaries;

(d)                                 To maintain all records that may be necessary for the administration of Plan B;

(e)                                  To provide for the disclosure of all information and the filing or provision of all reports and statements to Participants, Beneficiaries or governmental agencies as shall be required by law;

(f)                                    To make and publish such rules and procedures for the administration of Plan B as are not inconsistent with the terms hereof;

(g)                                 To appoint a day to day administrator or any other agent, and to delegate to such administrator or agent such powers and duties in connection with the administration of Plan B as the Committee may from time to time prescribe;

(h)                                 To direct and instruct the Trustee to the extent the Company  is authorized or required to do so under any document including with respect to investment of assets of the Trust;

(i)                                     To take all actions set forth in this Plan B document; and

(j)                                     Employ and engage such persons, counsel and agents and to obtain such administrative, clerical, medical, legal, audit and actuarial services as it may deem necessary in carrying out the provisions of Plan B.

7.4                                 Construction and Interpretation.

The Committee shall have full discretion to construe and interpret the terms and provisions of this Plan, which interpretation or construction shall be final and binding on all parties, including but not limited to the Company and any Participant or Beneficiary provided, however, any such interpretation that would affect the rights or benefits of Executive Officers who are Participants shall be subject to the approval of the Compensation Committee of the Board of Directors.  The Committee shall administer such terms and provisions in a uniform and nondiscriminatory manner and in full accordance with any and all laws applicable to Plan B.

7.5                                 Information.

To enable the Committee to perform its functions, the Company shall supply full and timely information to the Committee on all matters relating to the Salary, Director’s Fees and/or Bonus of all Participants, their death or other cause of Separation From Service, and such other pertinent facts as the Committee may require.

7.6                                 Indemnification.

The members of the Committee shall serve without compensation for their services hereunder. The Committee is authorized at the expense of the Company to employ such legal counsel and other agents, as it may deem advisable to assist in the performance of its duties hereunder.  The Company shall pay expenses and fees in connection with the administration of Plan B. To the extent permitted by law, the Company shall, and hereby does, indemnify and hold harmless any director, officer or employee of the Company who is or may be deemed to be responsible for the operation of Plan B, from and against any and all losses, claims, damages or liabilities (including attorney’s fees and amounts paid, with the approval of the Board, in settlement of any claim) arising out of or resulting from a duty, act, omission or decision with respect to Plan B, so long as such duty, act, omission or decision does not involve willful misconduct on the part of such director, officer or employee.  Any individual so indemnified shall, within ten (10) days after receipt of notice of any action, suit or proceeding, notify the Chief Executive Officer of the Company and offer in writing to the Chief Executive Officer the opportunity, at the Company’s expense, to handle and defend such action, suit or proceeding, and the Company shall have the right, but not the obligation, to conduct the defense in any such action, suit or proceeding.  An individual’s failure to give the Chief Executive Officer such notice and opportunity shall relieve the Company of any liability to said individual under this Section 7.6.  The Company may satisfy its obligations under this provision (in whole or in part) by the purchase of insurance.  Any payment by an insurance carrier to or on behalf of such individual shall, to the extent of such payment, discharge any obligation of the Company to the individual under this indemnification.

7.7                                 Periodic Statements.

Under procedures established by the Committee, a Participant shall receive a statement with respect to such Participant’s Accounts as of each March 31, June 30, September 30 and December 31 or as of such other or additional day or days as the Committee in its discretion shall determine.

7.8           Disputes.

A person who believes that he or she is being denied a benefit to which he or she is entitled under Plan B (hereinafter referred to as “Claimant”) may file a written request for such benefit with the Committee, setting forth his or her claim.

Upon receipt of a claim, the Committee shall advise the Claimant that a reply will be forthcoming within ninety (90) days and shall, in fact, deliver such reply within such period.  The Committee may, however, extend the reply period for an additional ninety- (90) day for special circumstances.

If the claim is denied in whole or in part, the Committee shall inform the Claimant in writing, using language calculated to be understood by the Claimant, setting forth:  (1) the specific reason or reasons for such denial; (2) the specific reference to pertinent provisions of Plan B on which such denial is based; (3) a description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation why such material or such information is necessary; (4) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and (5) the time limits for requesting a review under subsection (c).

Within sixty (60) days after the receipt by the Claimant of the written opinion described above, the Claimant may make a request in writing for review of the determination of the Committee.  Such request must be addressed to the Committee.  The Claimant or his or her duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Committee.  If the Claimant does not request a review within such sixty- (60) day period, he or she shall be barred and stopped from challenging the Committee’s determination.

Within sixty (60) days after the Committee’s receipt of a request for review, the Board shall appoint a special review committee, none of whose members shall be members of the Committee, to review the request after considering all materials presented by the Claimant.  The special review committee will inform the Claimant in writing, in a manner calculated to be understood by the Claimant, of its decision setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of Plan B on which the decision is based.  If special circumstances require that the sixty (60) day time period be extended, the special review committee will so notify the Claimant and will render the decision as soon as possible, but no later than one hundred twenty (120) days after receipt of the request for review.  The decision shall be final and binding upon the Claimant and the Plan Administrator and all other persons having or claiming to have an interest in Plan B or in any Account established under Plan B.

7.9         Arbitration.

Any Participant’s or Beneficiary’s claim remaining unresolved after exhaustion of the procedures in Section 7.8 (and to the extent permitted by law any dispute concerning any breach or claimed breach of duty regarding Plan B) shall be settled solely by binding arbitration at the Company’s principal place of business at the time of the arbitration, in accordance with the Commercial Arbitration Rules of the American Arbitration Association.  Judgment on any award rendered by the arbitrator may be entered in any court having jurisdiction thereof.  Each party to any dispute regarding Plan B shall pay the fees and costs of presenting his, her or its case in arbitration.  All other costs of arbitration, including the costs of any transcript of the proceedings, administrative fees, and the arbitrator’s fees shall be paid by Plan B Administrator.

Except as otherwise specifically provided in this Plan, the provisions of this Section 7.9 shall be absolutely exclusive for any and all purposes and fully applicable to each and every dispute regarding Plan B including any claim which, if pursued through any state or federal court or administrative proceeding, would arise at law, in equity or pursuant to statutory, regulatory or common law rules, regardless of whether such claim would arise in contract, tort or under any other legal or equitable theory or basis.  The arbitrator who hears or decides any claim under Plan B shall have jurisdiction and authority to award only Plan benefits and prejudgment interest; and apart from such benefits and interest, the arbitrator shall not have any authority or jurisdiction to make any award of any kind including, without limitation, compensatory damages, punitive damages, foreseeable or unforeseeable economic damages, damages for pain and suffering or emotional distress, adverse tax consequences or any other kind or form of damages.  The remedy, if any, awarded by such arbitrator shall be the sole and exclusive remedy for each and every claim, which is subject to arbitration pursuant to this Section 7.9.  Any limitations on the relief that can be awarded by the arbitrator are in no way intended (i) to create rights or claims that can be asserted outside arbitration or (ii) in any other way to reduce the exclusivity of arbitration as the sole dispute resolution mechanism with respect to this Plan B.

Plan B and the Company will be the necessary parties to any action or proceeding involving Plan B.  No person employed by the Company, no Participant or Beneficiary or any other person having or claiming to have an interest in Plan B will be entitled to any notice or process, unless such person is a named party to the action or proceeding.  In any arbitration proceeding all relevant statutes of limitation shall apply.  Any final judgment or decision that may be entered in any such action or proceeding will be binding and conclusive on all persons having or claiming to have any interest in Plan B.

VIII.        MISCELLANEOUS

8.1                                 Unsecured General Creditor.

Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, claims, or interest in any specific property or assets of the Company or the Trust.  Any and all of a Company’s assets and the Trust assets which are attributable to amounts paid into the Trust by the Company shall be, and remain, the general unpledged, unrestricted assets of the Company, which shall be subject to the claims of the Company’s general creditors.  The Company’s obligation under Plan B shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future, and the rights of the Participants and Beneficiaries shall be no greater than those of unsecured general creditors.  It is the intention of the Company that Plan B (and the Trust described in Section 6.7) be unfunded for purposes of the Code and for purposes of Title I of the Employee Retirement Income Security Act of l 974, as amended.

8.2                                 Restriction Against Assignment.

The Committee shall direct payment of all amounts payable hereunder only to the person or persons designated by Plan B and not to any other person.  No part of a Participant’s Account shall be liable for the debts, contracts, or engagements of any Participant, his or her Beneficiary, or successors in interest, nor shall a Participant’s Account be subject to execution by levy, attachment, or garnishment or by any other legal or equitable proceeding, nor shall any Participant, Beneficiary or successor in interest have any right to alienate, anticipate, sell, transfer, commute, pledge, encumber, or assign any benefits or payments hereunder in any manner whatsoever.  If any Participant, Beneficiary or successor in interest is adjudicated bankrupt or purports to anticipate, alienate, sell, transfer, commute, assign, pledge, encumber or charge any distribution or payment from Plan B, voluntarily or involuntarily, the Committee, in its discretion, may cancel such distribution or payment (or any part thereof) to or for the benefit of such Participant, Beneficiary or successor in interest in such manner as the Committee shall direct

8.3                                 Withholding.

There shall be deducted from each payment made under Plan B or any other compensation payable to the Participant or Beneficiary all taxes which are required to be withheld by a Company in respect to such payment.  The Company shall have the right to reduce any payment (or compensation), and the Committee shall have the right to direct reduction of any payment, by the amount of cash sufficient to provide the amount of said taxes.

8.4                                 Amendment, Modification, Suspension or Termination.

The Committee may amend, modify, suspend or terminate Plan B in whole or in part, except that (i) no amendment, modification, suspension or termination shall have any retroactive effect to reduce any vested amounts allocated to a Participant’s Accounts, (ii) any amendment shall comply with the provisions of Section 8.8 below following a “Potential Change in Control” (as defined in the Trust), and (iii) any amendment, modification, suspension or termination of Plan B that effects benefits or other rights of Executive Officers who are Participants must be approved by the Compensation Committee of the Board of Directors.  In the event that this Plan is terminated, the vested amounts allocated to a Participant’s Accounts shall be distributed to the Participant in a manner compliant with Code Section 409A, and all regulations thereunder, including without limitation Treas. Reg. §1.409A-3(j)(4)(ix).

8.5                                 Governing Law.

This Plan shall be construed, governed and administered in accordance with applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, and, to the extent not preempted by applicable federal law, the laws of the State of California.

8.6                                 Limitation of Rights.

Nothing in this Plan document or in any related instrument shall cause this Plan to be treated as a contract of employment within the meaning of the Federal Arbitration Act, 9

U.S.C. 1 et seq., or shall be construed as evidence of any agreement or understanding, express or implied, that the Company (a) will employ any person in any particular position or level of compensation, (b) will offer any person initial or continued participation or awards in any commission, bonus or other compensation program, or (c) will continue any person’s employment with the Company.

8.7                                 Correction of Errors.

Any crediting of compensation or interest accruals to the Account of any  Participant or Beneficiary under a mistake of fact or law shall be returned to the Company.  If a Participant or Beneficiary in an application for a benefit or in response to any request by the Company or the Plan Administrator for information, makes any erroneous statement, omits any material fact, or fails to correct any information previously furnished incorrectly to the Company or the Plan Administrator, or if the Plan Administrator makes an error in determining the amount payable to a Participant or Beneficiary, the Company or the Plan Administrator may correct its error and adjust any payment on the basis of correct facts.  The amount of any overpayment or underpayment may be deducted from or added to the next succeeding payments, as directed by the Plan Administrator.  The Plan Administrator and the Company reserve the right to maintain any action, suit or proceeding to recover any amounts improperly or incorrectly paid to any person under Plan B or in settlement of a claim or satisfaction of a judgment involving Plan B.

8.8                                 Status of Participants.

In accordance with Revenue Procedure 92-65 Section 3.01(d), this Plan hereby provides:

(a)                                  Eligible Persons and Participants under this Plan shall have the status of general unsecured creditors of the Company;

(b)                                 This Plan constitutes a mere promise by the Company to make benefit payments in the future;

(c)                                  Any trust to which this Plan refers (i.e., any trust created by the Company and any assets held by the trust to assist the Company in meeting its obligations under Plan B) shall conform to the terms of the model trust described in Revenue Procedure 92-64; and

(d)                                 It is the intention of the parties that the arrangements under this Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA.

8.9                                 Trust and Potential Change in Control and Change in Control.

Notwithstanding anything contained in this Plan (except as provided in the last sentence of this Section 8.9), in the event of a “Change in Control” as defined in the Trust, the provisions of the Trust with respect to the actions to be taken in such event shall prevail over any conflicting terms and conditions set forth in this Plan, specifically including, without limitation, Trust Sections 1.8, 1.10, 1.12, 2.4, 2.5, 3.2(n), 4.6, 4.7, 6.1, 6.2 , 7.2 (except as provided in the last sentence of this Section 8.9) and 10.11.  Except as provided below, the provisions of Section 7.2 of the Trust concerning  amendment of the Trust upon the occurrence of any “Potential Change in Control” (as defined in the Trust) shall also apply to any amendment of Plan B following any such Potential Change in Control, but in the event a “Change in Control” as defined in the Trust (and not as defined in this Plan B if such definitions are in conflict) does not occur pursuant to such Potential Change in Control within one year of the event constituting such Potential Change in Control, then Section 7.2 of the Trust shall no longer apply to amendments of Plan B unless and until a subsequent event constituting a Potential Change of Control occurs. Further, notwithstanding any limitation on the Company’s ability to amend Plan B following any “Potential Change in Control” (as defined in the Trust) without 2/3 majority of Participants’ consent, the Committee may in its discretion amend Plan B without obtaining any Participants’ consent only for the express purposes of: (i) conforming Plan B to the requirements of applicable law and regulations where the failure to conform Plan B would result in adverse tax or other financial consequences to Participants; or (ii) preventing adverse tax or other financial treatment of Participants under applicable federal, state or local tax laws and regulations, provided, however, that the Committee in no event will be required to adopt any such amendment and provided further that any amendment to Plan B that would effect the rights and benefits of Executive Officers who are Participants shall require the approval of the Compensation Committee of the Board of Directors.

Notwithstanding anything contained in this Plan and the Trust, and notwithstanding any Election made by any Participant, all Deferral Elections with respect to either Salary or Bonus for all future earnings shall terminate and be of no force and effect upon the earlier of a Change in Control as defined in this Plan B or a Change in Control as defined in the Trust, but only if doing so would not violate Code Section 409A (i.e., the election cancellation is not a violation because a Section 409A change of control event has occurred as to the relevant corporation (see Treas. Reg. §1.409A-3(i)(5)((ii)) or otherwise).

8.10                           Employee and Spouse Acknowledgment.

By executing this Plan document or related enrollment or election form, each Participant and, if a Participant is married, such Participant’s spouse hereby acknowledge that each of them has read and understood this Plan document.  Participant and his or her spouse also acknowledge that they knowingly and voluntarily agree to be bound by the provisions of Plan B, as amended from time to time, including those Plan provisions, which require the resolution of disputes by binding out-of-court arbitration, which the Participant acknowledges is a waiver of any right to a jury trial.  Participant and his or her spouse further acknowledge that they have had the opportunity to consult with counsel of their own choosing with respect to all of the financial, tax and legal consequences of participating in this Plan, including in particular the effects of participation on any community property or other interest which the Participant’s spouse may have in the compensation deferred under this Plan.

8.11                           Income Taxes.

Participants are solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with payment under Plan B (including without limitation any taxes arising under Internal Revenue Code Section 409A and similar state or local taxes).  Neither the

Company nor its affiliates or any of their directors, agents, or employees shall have any obligation to indemnify or otherwise hold any Participant harmless from any or all of such taxes.  The Plan Administrator shall have the discretion to unilaterally modify any Distribution Elections in any manner in order to (i) conform with the requirements of Code Section 409A, or (ii) void or modify, to the extent necessary, any Participant’s Election to the extent that such Election would result in a violation of Code Section 409A.  The Plan Administrator shall have the sole discretion to interpret the requirements of the Code, including Section 409A, for purposes of Plan B.

8.12                           Special 2008 Transition Rule

No change to this Plan B resulting from the amendment and restatement of the Original Plan shall cause any amount under Plan B to be paid in  2008 that otherwise would be paid after 2008, nor shall any provision of this Plan B cause any amount that otherwise would be payable in 2008 to be paid later than 2008, but rather all such amounts will be paid at the time they would have been payable under the Original Plan as in existence immediately prior to the amendment and restatement of the Original Plan.